Prospectus Supplement                           Filed Pursuant to Rule 424(b)(5)
To Prospectus dated November 17, 1999                      File Number 333-52021
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                                 $116,000,000

              PeopleFirst.com Auto Receivables Owner Trust 1999-1
                           [LOGO OF PEOPLEFIRST.COM]
                       Asset-Backed Notes, Series 1999-1

                           PeopleFirst Finance, LLC
                            Originator and Servicer

              Prudential Securities Secured Financing Corporation
                                   Depositor

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
                                                                   Proceeds to
                       Principal  Interest Price to  Underwriting      the
                        Amount      Rate   Public(1)   Discount   Originator(2)
                      ----------- -------- --------- ------------ -------------
Class A-1 Notes...... $56,000,000  6.415%  100.0000%    0.300%      99.7000%
Class A-2 Notes...... $42,000,000  6.685%  100.0000%    0.300%      99.7000%
Class A-3 Notes...... $18,000,000  6.835%  100.0000%    0.300%      99.7000%

--------
(1) Plus accrued interest from November 15, 1999.
(2) Before deducting expenses payable by the Originator, estimated to be $400,000.

Full and timely payment of the noteholders' distributable amount on each payment date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy to be issued by:
                                 [LOGO OF FSA]

Prospective investors should carefully read the "risk factors" beginning on page S-8 in this prospectus supplement and on page 19 in the prospectus.

The notes represent obligations of the Issuer only and do not represent obligations of or interests in, and are not guaranteed by, Prudential Securities Secured Financing Corporation, PeopleFirst.com Inc., PeopleFirst Finance, LLC or any of their affiliates.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

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Delivery of the notes, in book-entry form only, will be made through The
Depository Trust Company, or through Cedelbank, societe anonyme or the Euroclear System, on or about November 30, 1999, against payment in immediately available funds.

Prudential Securities                                          Barclays Capital

The date of this Prospectus Supplement is November 17, 1999

             Important Notice About Information Presented In This
             Prospectus Supplement And The Accompanying Prospectus

  We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (b) this prospectus supplement, which describes the specific terms of your notes.

  If the description of the terms of your notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

  We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents below and the Table of Contents included in the accompanying prospectus provide the page numbers on which these captions are located.

  We are not offering the notes in any state where the offer of the notes is not permitted.

  We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

  Dealers will deliver a prospectus and prospectus supplement when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus and prospectus supplement until February 15, 2000.
-------------------------------------------------------------------------------
  You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption Index of Defined Terms in this prospectus supplement and under the caption Index of Terms in the accompanying prospectus.

                               TABLE OF CONTENTS

SUMMARY OF TERMS.......................................................     S-3
RISK FACTORS...........................................................     S-8
THE TRUST..............................................................    S-13
THE TRUST FUND.........................................................    S-14
THE RECEIVABLES POOL...................................................    S-14
THE TRANSFEROR.........................................................    S-21
THE DEPOSITOR..........................................................    S-21
PEOPLEFIRST AND THE SERVICER...........................................    S-21
WEIGHTED AVERAGE LIFE OF THE SECURITIES................................    S-26
DESCRIPTION OF THE NOTES...............................................    S-31
DESCRIPTION OF THE CERTIFICATES........................................    S-38
THE INSURER............................................................    S-39
THE POLICY.............................................................    S-41
DESCRIPTION OF THE TRUST AGREEMENTS....................................    S-43
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...............................    S-54
FEDERAL INCOME TAX CONSEQUENCES........................................    S-54
STATE TAX CONSEQUENCES.................................................    S-60
ERISA CONSIDERATIONS...................................................    S-61
UNDERWRITING...........................................................    S-62
EXPERTS................................................................    S-63
LEGAL OPINIONS.........................................................    S-63
RATINGS OF THE NOTES...................................................    S-63

                               SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

The Issuer

     PeopleFirst.com Auto Receivables Owner Trust 1999-1, a Delaware business trust, will issue the notes.

Originator

     PeopleFirst Finance LLC originates the auto loans and will sell and contribute the auto loans to the transferor. PeopleFirst Finance LLC is a California limited liability company, whose executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101.

Transferor

     PF Funding II, LLC will assign the auto loans to the depositor. PF Funding II, LLC is a Delaware limited liability company and is a wholly-owned subsidiary of the originator. The transferor's principal executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101.

Depositor

     Prudential Securities Secured Financing Corporation (formerly known as P-B Secured Financing Corporation) will assign the auto loans to the issuer. Prudential Securities Secured Financing Corporation is a Delaware corporation and is a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated. The depositor's principal executive offices are located at One New York Plaza, New York, New York 10292.

Servicer

     PeopleFirst Finance LLC will service the auto loans assigned to the issuer.

Indenture Trustee, Backup Servicer and Indenture Collateral Agent

     Norwest Bank Minnesota, National Association will serve as the indenture trustee under the indenture, as backup servicer under the sale and servicing agreement, as indenture collateral agent for the reserve account and as custodian for the receivables files.

Owner Trustee

     Wilmington Trust Company will serve as the trustee of the issuer.

Initial Cut-off Date

     Beginning of business on November 1, 1999. The issuer will receive payments due on, or received with respect to, the auto loans on or after this date.

  Closing Date

     The issuer will issue the notes on or about November 30, 1999.

Payment Dates

     The first payment date will be December 15, 1999. After that, the payment dates will be the 15th day of each month if the 15th day is a business day. If the 15th day is not a business day, then the payment date will be the following business day.

The Notes

     Each class of notes will have the initial principal amount, interest rate and final scheduled payment date set forth in the following table.

              Principal     Interest      Final Scheduled
  Class         Amount        Rate          Payment Date
  -----      -----------    --------     ------------------
   A-1       $56,000,000     6.415%            May 15, 2002

   A-2       $42,000,000     6.685%       November 15, 2003

   A-3       $18,000,000     6.835%      September 15, 2005

     If any class of notes is not repaid in full on or prior to its final scheduled payment date, an event of default will occur.

Book-Entry Registration

     The notes will be initially available only in book-entry form through the facilities of The Depository Trust Company, Cedelbank, societe anonyme, or the Euroclear System, except under limited circumstances. See "Description of the Securities -- Book-Entry Registration" in the prospectus.

The Auto Loans and the Other Trust Fund Properties

     The primary assets of the issuer will be the auto loans secured by new or used automobiles, light duty trucks and vans. The auto loans will be sold and contributed by the originator to the transferor, and assigned by the transferor to the depositor, by the depositor to the issuer, and then by the issuer to the indenture trustee for the benefit of the noteholders on the day of closing and from time to time on subsequent transfer dates on or before February 29, 2000.

The Receivables Pool

     As of the beginning of business on November 1, 1999, the auto loans in the pool have:

     .    an aggregate principal balance of $78,830,610.41;

     .    a weighted average annual percentage rate of approximately 7.204%;

     .    a weighted average remaining term to stated maturity of approximately
          48.72 months; and

     . a remaining term to stated maturity of not more than 59 months and not less than 9 months.

Other Trust Fund Properties

     In addition to the auto loans, the trust fund will also include:

     . all moneys received with respect to the initial auto loans after the initial cut-off date and the subsequent receivables after the applicable subsequent cut-off dates;

     .    the security interests in the vehicles financed by the receivables;

     . any proceeds from claims under insurance policies covering the financed vehicles or the related obligors;

     .    all instruments and documents relating to the auto loans;

     .    a security interest in amounts on deposit in certain bank accounts;
          and

     .    all rights of the issuer under the sale and servicing agreement.

Pre-Funding Feature

Pre-funding Account

     On the day of closing, the transferor will deposit approximately $38,746,002 of the proceeds of the notes into a pre-funding account held by the indenture trustee. The issuer will use funds on deposit in this account to acquire additional auto loans from the transferor from time to time on or before February 29, 2000.

    The auto loans acquired by the issuer during the period between the day of the closing and February 29, 2000 will also have been originated by PeopleFirst Finance, LLC.

    The characteristics of the subsequently-acquired auto loans will not differ materially from the auto loans acquired by the issuer on the day of the closing. Capitalized Interest Account

     On the day of closing, the transferor will also deposit $395,000 into a capitalized interest account held by the indenture trustee. The amount, if any, deposited into the capitalized interest account will be applied on the payment dates occurring on or prior to March 15, 2000 to fund an amount equal to the amount of interest accrued for each such payment date at the weighted average interest rates on the portion of the notes having a principal balance in excess of the principal balances of the auto loans. Any amounts remaining in the capitalized interest account on March 15, 2000 and not used for such purposes will be paid to the transferor on such date. See "Description of the Trust Agreements --Accounts--Capitalized Interest Account."

Interest Payments

     Each class of notes will bear interest each year at the rate listed in the table under "-- The Notes" above. Interest on each class of notes will accrue on a "30/360" basis. This means that the interest payable on each payment date on each class of notes will be the product of:

     1.   the outstanding principal balance of such class of notes;

     2.   the applicable interest rate; and

     3.   1/12.

Principal Payments

Calculation

     The aggregate amount of principal payable on the notes on each payment date will be equal to an amount called the "noteholders" principal distributable amount," which will generally be equal to the noteholders' percentage of the sum of:

    1. the amount of principal collected on the receivables during the prior calendar month,

    2. the outstanding principal balance of any auto loans that became liquidated auto loans during the prior calendar month,

    3. the principal balance of each auto loan that was purchased by PeopleFirst Finance LLC or the transferor during the prior calendar month, and at the option of the insurer, the principal balance of each auto loan that was required to be, but was not, so purchased,

    4. the aggregate amount of any reduction of the principal balance of an auto loan as a result of a court order in an insolvency proceeding, and

    5. any unpaid portion of the amounts included in 1, 2, 3 and 4 above for a prior payment date that were not paid to the noteholders (because of insufficient available cash).

Sequential Pay Feature

     Absent an event of default which has resulted in an acceleration of the notes, the noteholders' principal distributable amount will be payable to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes in that order (meaning that no principal will be paid to the Class A-2 notes until the Class A-1 notes have been paid in full, and so forth). The noteholders' principal distributable amount is more fully described in this prospectus supplement under "Description of the Trust Agreements--Payments."

The Certificates

     The issuer will also issue $2,367,346.94 aggregate principal amount of non-interest bearing certificates pursuant to a trust agreement to be dated as of November 1, 1999 between the depositor and the owner trustee. The certificates are not being offered pursuant to this prospectus supplement and will initially be held by the transferor.

    The certificates will not receive any distributions on a payment date until the noteholders have received all amounts required to be distributed to them on such payment date and until the reserve account has been fully funded and certain amounts owed to the insurer have been paid.

The Reserve Account

     The transferor will establish a reserve account for the benefit of the insurer. On the day of closing, the transferor will make an initial deposit of cash into the reserve account. On each payment date, if the amount on deposit in the reserve account is less than the required amount, additional amounts will be deposited into the reserve account from collections on the auto loans that are available for this purpose. Funds will be withdrawn from the reserve account on each payment date if the amount of available funds on any payment date is not sufficient to pay:

     .    the monthly servicing fee,

     . accrued and unpaid fees owing to the indenture trustee, the owner trustee, the indenture collateral agent, the custodian and the backup servicer,

     .    required payments of interest and principal to the noteholders, and

     .    amounts owed to the insurer.

     The amount required to be on deposit in the reserve account may increase or decrease without the consent of the noteholders, therefore, you should not rely on amounts on deposit in or required to be deposited to the reserve account as a source of funds for payments on the notes.

     The Yield Supplement Account

     The transferor will establish a yield supplement account held by indenture trustee for the benefit of the noteholders. On the day of closing, the transferor will deposit approximately $345,462 in the yield supplement account.

     On each payment date, the issuer will use funds in the yield supplement account to cover any shortfall between:

     . the weighted average interest rate on the notes plus approximately 0.535%; and

     .    the interest rate on each auto loan.

Insurer and the Policy

     Financial Security Assurance Inc. is a New York financial guaranty insurance company. Financial Security Assurance Inc. will issue a policy, which will guarantee the payment of timely interest and principal due on the notes, but only as set forth under the heading "The Policy" in this prospectus supplement.

Optional Redemption

     If the aggregate principal balance of the auto loans on any payment date is 15% or less of the sum of the aggregate principal balance of the initial auto loans as of November 1, 1999 and the aggregate principal balance of all subsequently-acquired auto loans as of their subsequent cut-off dates, the transferor may reacquire the auto loans. If the transferor elects to reacquire the auto loans, the outstanding principal balance of the notes will be paid in full together with accrued interest.

Tax Status

     In the opinion of Rogers & Wells LLP for federal income tax and Saxon, Barry, Gardner & Kincannon for California corporation franchise tax purposes, the notes will be characterized as debt, and the issuer will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation.

     If you purchase a note, you agree to treat it as debt for tax purposes. See "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement for additional information concerning the application of federal and state tax laws to the issuer and the notes.

ERISA Considerations

     The notes are generally eligible for purchase by employee benefit plans that are subject to ERISA. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in the prospectus and in this prospectus supplement before purchasing notes.

Rating of the Notes

     The notes must receive at least the following ratings from Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. in order to be issued:

     Class             Rating
     -----         -----------------
                   Moody's      S&P
                   -------     -----
       A-1           Aaa        AAA
       A-2           Aaa        AAA
       A-3           Aaa        AAA

                                 RISK FACTORS

     You should consider the following risk factors (as well as the section "Risk Factors" in the prospectus) in deciding whether to purchase the notes.

You may not be able                    There is currently no secondary
to resell the notes               market for the notes. Underwriters currently
                                  intend to make a market to enable resale of the notes, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

Prepayments on the auto                The auto loans may be prepaid, in full
loans will cause                  or in part, voluntarily or as a result of
prepayments on the                defaults, casualties to the related vehicles
notes resulting in                or other reasons. Since the rate of payment of
reinvestment risk to you          principal of the notes depends in part on the
                                  rate of payment (including prepayments) of the principal balance of the auto loans, final payment of the notes could occur significantly earlier than the final scheduled payment date for each class of notes. You will bear the risk that you may have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

Prepayments on the auto                If you purchase your notes at a premium,
loans may affect your             prepayments on the auto loans may reduce your
yield on your notes               yield. The ratings on the notes do not address
                                  the possibility that prepayment rates may affect your yield on your notes.

Potential prepayments                  If all of the funds on deposit in the
on notes due to failure to        pre-funding account are not used to purchase
transfer a sufficient             additional auto loans during the pre-funding
number of additional auto         period, any remaining amount on deposit in
loans to the trust                the pre-funding account will be used to make
                                  principal payments on the notes. See
                                  "Notes--Mandatory Redemption." The originator has identified an existing pool of auto loans that the originator believes will satisfy the established criteria for auto loans that will be assigned to the issuer on subsequent transfer dates. See "The Receivables
                                  Pool--Subsequent Receivables." However, the issuer cannot assure you that the identified auto loans will in fact satisfy such criteria and that there will be a sufficient number of eligible auto loans to assign to the issuer.
                                  For example, any auto loan that is more than 30 days delinquent or that has not had at least three scheduled payments made prior to the end of the pre-funding period will not be eligible for assignment to the issuer. The ability of the transferor to assign a sufficient number of additional auto loans to the issuer therefore depends in part on whether obligors make scheduled payments on the auto loans when due.

Risk of potential                      The auto loans that the originator has
prepayments on notes due               identified for possible transfer to the
to failure to obtain                   issuer on subsequent transfer dates are
release of existing lien               subject to a lien securing amounts
on subsequent auto loans               advanced under a warehouse credit line
                                       that the originator uses to finance auto loans it owns. Although the originator anticipates that amounts on deposit in the pre-funding account will be sufficient to repay the related warehouse debt and release the lien on additional auto loans, no assurance can be given that such amounts will be sufficient or that the originator will have other sources of cash that could be used to repay the warehouse debt. If the related warehouse debt were not repaid and the lien released, the transferor would be unable to assign additional auto loans to the issuer and any amount remaining in the pre-funding account at the end of the pre-funding period will be used to partially redeem the notes in the manner described herein under "Description of the Notes--Mandatory Redemption."

You may experience a                   The issuer's primary assets or source of
loss on your notes                funds for payments on the notes are the auto
because the issuer has            loans, the pre-funding account, the reserve
limited assets                    account, the yield supplement account, the
                                  capitalized interest account and the policy issued by Financial Security Assurance Inc.
                                  For repayment, you must rely upon payments on the auto loans, amounts on deposit in the pre-funding account, the yield supplement account, the capitalized interest account and amounts, if any, in the reserve account. The pre-funding account and the capitalized interest account will only be maintained until the first payment date after the pre-funding period. The money in the pre-funding account will only be used to purchase additional auto loans and is not available to cover losses on the auto loans. The capitalized interest account covers obligations of the issuer relating to the portion of the issuer=s assets not invested in auto loans and is not designed to provide protection against losses on the auto loans. Although the policy will be available to cover shortfalls in distributions each month, if Financial Security Assurance
                                  Inc. defaults in its obligations under the policy, the noteholders must rely solely on
                                  (i) amounts received with respect to the auto loans without the benefit of the policy, (ii) amounts, if any, on deposit in the reserve account and (iii) the amount released from the yield supplement account on each payment date.
                                  In such event, certain factors may affect the indenture trustee's ability to realize on the collateral securing the auto loans and thus may ultimately reduce the proceeds to be distributed to noteholders on a current basis.

PeopleFirst has a                      All of the auto loans were originated by
limited operating                  PeopleFirst Finance LLC in accordance with
history                            its credit underwriting criteria. The
                                   originator was formed in 1995 and commenced its operations as an originator of auto loans only in October 1997. Since that time it has experienced rapid growth in its portfolio of auto loans. The originator therefore has limited historical performance data with respect to the majority of the auto loans it currently services. Although the originator has calculated and presented herein its delinquency and net loss experience with respect to its entire portfolio of serviced auto loans, there can be no assurance that the information presented will reflect actual experience with respect to the auto loans. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth herein in the table headed "Delinquency and Loss
                                   Experience." The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its automobile lending business. See
                                   "PeopleFirst and the Servicer" in this
                                   prospectus supplement.

PeopleFirst's internet-                The originator generally uses the
based loan origination             internet and the mail to communicate with
program may give rise              obligors during the process of underwriting
to risks that are not              and originating auto loans. For a discussion
found in customary                 of the underwriting and origination process,
loan origination programs          see "PeopleFirst and The Servicer" in this
                                   prospectus supplement. The underwriting and origination processes and loan documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a customary auto loan origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks could not adversely affect the collectability or enforceability of the contracts or the security interests in the motor vehicles.


You may experience a                   Unless an insurer default has occurred
loss in connection with            and is continuing, neither the indenture
an event of default                trustee nor the noteholders may declare an
under the indenture                event of default under the indenture. So long
                                   as an insurer event of default has not
                                   occurred and is continuing, an event of
                                   default will occur only upon delivery by the insurer to the indenture trustee of notice of the occurrence of certain events of default under the insurance agreement. If a default occurs under the indenture (so long as an insurer default has not occurred and is continuing), the insurer will have the right, but not the obligation, to cause the sale, in whole or in part, of the auto loans and the other assets of the trust, which will result in a prepayment, in whole or in part, of the notes in advance of their maturity dates.
                                   Following the occurrence of an event of
                                   default, the indenture
                                   trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes in accordance with the terms of the indenture on each payment date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your notes.

Potential losses on your notes     Economic conditions in the states where the
due to geographic concentration    obligors under the auto loans reside
of auto loans                      affect the delinquency, loan loss and
                                   repossession experience of the issuer with respect to the auto loans. Based on the principal balance of the original pool of auto loans as of November 1, 1999, 26.58% of the auto loans were originated in California, 9.51% in Texas, and 7.59% in New York. No other states have concentrations in excess of 5%. Accordingly, adverse economic conditions or other factors affecting California, Texas or New York could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes.

Potential delays in payments on    An issue affecting PeopleFirst and others
your notes due to potential        is the possible inability of many computer
computer program problems          systems and applications to process the year
related to the year 2000           2000 and beyond. To address this problem,
                                   PeopleFirst has developed an extensive year
                                   2000 action plan to ensure that its systems will be year 2000 compliant in advance of the new millennium. However, PeopleFirst cannot make any assurances that significant customers or critical third parties on which it depends will adequately address their year
                                   2000 issues. As a result, failure of these organizations to adequately address their year 2000 issues may result in a delay in collecting auto loans, which in turn could result in a delay in making payments on your notes.

Risk of recharacterization of      The originator warrants to the transferor
true sale as a pledge              in the sale and servicing agreement that
                                   the sale and contribution of the auto loans by it to the transferor is a valid sale and contribution of the auto loans to the transferor. In addition, pursuant to the sale and servicing agreement the originator and the transferor have agreed to treat the transactions described herein as a sale and contribution of such auto loans to the transferor, and the originator will take all actions that are required under applicable law to perfect the transferor's ownership interest in the auto loans. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself as debtor-in-
                              possession were to take the position that the sale and contribution of auto loans from the originator to the transferor should be recharacterized as a pledge of such auto loans to secure a borrowing from the originator, then delays in payments of collections of auto loans could occur or (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

                                   It is possible that the risk of
                              recharacterization of the transfer between the originator and the transferor may be increased by the fact that, for accounting purposes, the transferor will treat the notes as debt and the transfer of the auto loans from the transferor to the depositor as a pledge rather than a sale and contribution.

                                   If the transfer of auto loans to the
                              transferor were respected as a sale and
                              contribution, the auto loans would not be part of the originator's bankruptcy estate and would not be available to the originator's creditors.

                                   In addition, if the originator were to become
                              a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or the originator itself were to request a court to order that the originator should be substantively consolidated with the transferor, delays in payments on the notes could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or the originator, reductions in such payments could result.

                                   THE TRUST

General

        The Issuer, PeopleFirst.com Auto Receivables Owner Trust 1999-1 (the "Trust" or the "Issuer"), is a business trust formed under the laws of the State of Delaware pursuant to a trust agreement (as amended and supplemented from time to time, the "Owner Trust Agreement") for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (a) acquiring, holding and managing the Trust Fund, (b) issuing the Notes and Certificates to finance its acquisition of its interest in the Trust Fund, (c) making payments on the Notes and the Certificates issued by it, and (d) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

        The Trust's principal offices are in Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "-- The Owner Trustee."

Capitalization of the Issuer

        The following table illustrates the capitalization of the Issuer as of November 30, 1999 (the "Closing Date"), as if the issuance and sale of the Notes and the Certificates have taken place on such date:

        Class A-1 6.415% Asset Backed Notes (the "Class A-1 Notes")...............................  $ 56,000,000.00
        Class A-2 6.685% Asset Backed Notes (the "Class A-2 Notes")...............................    42,000,000.00
        Class A-3 6.835% Asset Backed Notes (the "Class A-3 Notes")...............................    18,000,000.00
        Asset Backed Certificates (the "Certificates")............................................     2,367,346.94
                                                                                                    ---------------
              Total ..............................................................................  $118,367,346.94
                                                                                                    ===============

        The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes are collectively referred to herein as the "Notes".

The Owner Trustee

        Wilmington Trust Company is the Owner Trustee (in such capacity, the "Owner Trustee") under the Owner Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices where information can be obtained relating to the Issuer and the Certificates are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Originator, the Transferor, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

The Indenture Trustee

        Norwest Bank Minnesota, National Association is the Indenture Trustee (in such capacity, the "Indenture Trustee") under the Indenture. Norwest Bank Minnesota, National Association is a national banking association and its principal offices are located at Norwest Center, Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479. The Originator, the Transferor, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                                THE TRUST FUND

        The property of the Issuer (the "Trust Fund") will include, among other things, the following: (1) motor vehicle loans assigned to the Issuer on the Closing Date (the "Initial Receivables") or assigned to the Issuer from time to time after the Closing Date and prior to February 29, 2000 (the "Subsequent Receivables"; and together with the Initial Receivables, the "Receivables"), in each case secured by new and used automobiles, light duty trucks and vans financed thereby (each, a "Financed Vehicle"); (2) all payments due on or received under the Initial Receivables after the beginning of business on November 1, 1999 (the "Initial Cut-off Date") and under the Subsequent Receivables after the respective dates designated by the Transferor from time to time as subsequent cut-off dates (each, a "Subsequent Cut-off Date"); (3) such amounts as from time to time may be held in the Collection Account, the Note Distribution Account, the Yield Supplement Account, the Pre-Funding Account and the Capitalized Interest Account; (4) an assignment of the security interests of PeopleFirst Finance LLC ("PeopleFirst") in the Financed Vehicles; (5) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, (6) the receivable file related to each Receivable and
(7) certain other rights under the Trust Agreements (all of the foregoing being the "Trust Fund").

        The Trust Fund will also include an assignment of the Transferor's rights against the Originator and the Depositor's rights against the Transferor and the Originator under the Sale and Servicing Agreement upon the occurrence of certain breaches of representations and warranties.

        The Receivables were originated by PeopleFirst in the ordinary course of business pursuant to its underwriting criteria. All of the Receivables will be sold and assigned by PeopleFirst to the Transferor, assigned by the Transferor to the Depositor and assigned by the Depositor to the Issuer under the Sale and Servicing Agreement. The Subsequent Receivables will be purchased by the Transferor from PeopleFirst and will be assigned from the Transferor to the Depositor and from the Depositor to the Issuer in accordance with the Sale and Servicing Agreement and one or more subsequent transfer agreements (each, a "Subsequent Transfer Agreement").

        Pursuant to the Indenture, the Issuer will grant a security interest in the Trust Fund in favor of the Indenture Trustee on behalf of the Noteholders.


                             THE RECEIVABLES POOL

Eligibility Criteria

        The Receivables were originated by the Originator in the ordinary course of its business. The pool of Receivables (the "Receivables Pool") will consist of the Initial Receivables purchased by the Issuer as of the Initial Cut-off Date and the Subsequent Receivables purchased by the Issuer as of the related Subsequent Cut-off Dates. The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the motor vehicle loan portfolio of the Originator for inclusion in the Receivables Pool by several criteria, including the following: (a) each Receivable has an annual percentage rate ("APR") of at least 6.74%, (b) each Receivable as of the related Cut-off Date, was not more than 30 days past due, (c) each Receivable has a scheduled maturity not later than 9 months before August 31, 2005, (d) no Receivable was subject to a force-placed physical damage insurance policy on the related Financed Vehicle,
(e) each Receivable had an original term to stated maturity of not more than 60 months and (f) each Receivable has had at least three scheduled payments received by the Servicer prior to the related Cut-off Date. No selection criteria or procedures believed by the Originator or the Transferor to be adverse to the Insurer, the Noteholders or the Certificateholders were used in selecting the Receivables.

Subsequent Receivables

        During the Pre-Funding Period, the Transferor is obligated to purchase from the Originator and to assign to the Depositor the Subsequent Receivables, which will then be assigned to the Issuer, on each Subsequent Transfer Date. The aggregate Principal Balance of the Subsequent Receivables is anticipated by the Originator to equal approximately $39,536,737. In connection with each assignment of Subsequent Receivables, the Issuer will be required to pay to the Depositor a cash purchase price equal to 98% of the outstanding Principal Balance of the Subsequent Receivables as of their Subsequent Cut-off Dates less required deposits to the Reserve Account, which price the Depositor will pay to the Transferor and the Transferor in turn will pay to the Originator. At this agreed upon purchase price, the Initial Pre-Funded Amount will be sufficient to purchase the entire $39,536,737 aggregate Principal Balance of Subsequent Receivables that the Originator anticipates will be transferred to the Transferor. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Depositor for further payment to the Transferor and the Originator as described in the second preceding sentence.

        Any assignment of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and the related Financed Vehicle satisfies the eligibility criteria specified in clauses (a) through (f) under "Eligibility Criteria" above as of the related Subsequent Cut-off Date; (ii) the Insurer (so long as no Insurer Default has occurred and be continuing) will have approved in its absolute and sole discretion the assignment of such Subsequent Receivables to the Issuer; (iii) neither the Originator nor the Transferor will have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Insurer, the Certificateholders or the Noteholders; (iv) the Originator has delivered certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Receivables; (v) Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's; and together with S&P, the "Rating Agencies"), will have confirmed that the ratings on the Notes have not been withdrawn or reduced as a result of the assignment of such Subsequent Receivables to the Issuer; and (vi) no Event of Default under the Indenture has occurred and is continuing.

        In addition, the obligation of the Issuer to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables assigned to the Issuer, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cut-off Date and the Subsequent Receivables on the related Subsequent Cut-off Dates): (i) each Subsequent Receivable assigned to the Issuer will have an APR of 6.88% or higher; (ii) each Subsequent Receivable assigned to the Issuer will have a remaining term to stated maturity of not more than 60 months; and (iii) not more than 10% of the Pool Balance will have Obligors whose mailing addresses are in any one state other than California unless an Opinion of Counsel acceptable to the Rating Agencies and the Insurer with respect to the security interest in the related Financed Vehicles is furnished by the Transferor on or prior to such Subsequent Transfer Date.

        Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the distribution by APR, the geographic distribution and the distribution by remaining term described in the following tables, will vary from those of the Initial Receivables.

        The following terms are used in this section:

            "Amount Financed" means, with respect to a Receivable, the amount advanced under such Receivable toward the purchase price or refinancing of the Financed Vehicle and any related costs, including amounts in respect of accessories, insurance premiums, service, car club and warranty contracts, and other items customarily financed as part of automobile loans.

            "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments with respect to the Receivables as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

            "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Collection Period, (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received,
        (iii) the Financed Vehicle has been sold and the proceeds received or
        (iv) all or any portion of any scheduled payment by the Obligor is 120 days or more delinquent.

            "Pool Balance" means, at any time, the sum of the Principal Balances of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

            "Principal Balance" for any Receivable, at any time, means the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

            "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Transferor or the Originator pursuant to the Sale and Servicing Agreement.

Pool Composition

        Set forth in the following tables is information concerning the composition, distribution by geographic location, distribution by remaining Principal Balance, distribution by APR, distribution by original term to stated maturity, distribution by remaining term to stated maturity and distribution by loan purpose of the Initial Receivables to be assigned to the Issuer as of the Initial Cut-off Date.

                  Composition of the Initial Receivables Pool
                        as of the Initial Cut-off Date

        Aggregate Principal Balance......................................................            $78,830,610.41
        Number of Receivables............................................................                     4,742
        Average Principal Balance........................................................                $16,623.92
           (Range).......................................................................   $3,432.25 to $71,580.54
        Average Original Amount Financed.................................................                $19,057.33
           (Range).......................................................................         $6,000 to $75,000
        Weighted Average APR.............................................................                    7.204%
           (Range).......................................................................          6.740% to 8.300%
        Weighted Average Original Term to Stated Maturity................................             55.74  months
           (Range).......................................................................           12 to 60 months
        Weighted Average Remaining Term to Stated Maturity...............................              48.72 months
           (Range).......................................................................            9 to 59 months


 Distribution by Remaining Principal Balance of the Initial Receivables as of
                           the Initial Cut-off Date

                                                  Number of           Aggregate                   Aggregate
Range of Remaining Principal Balances            Receivables       Principal Balance         Principal Balance(1)
-------------------------------------            -----------       -----------------         --------------------
$  0.01 to $ 5,000.00......................               34          $   147,691.42                         0.19%
$ 5,000.01 to $10,000.00 ..................              855            6,850,581.70                         8.69
$10,000.01 to $15,000.00...................            1,372           17,280,069.52                        21.92
$15,000.01 to $20,000.00...................            1,210           20,926,082.67                        26.55
$20,000.01 to $25,000.00...................              690           15,412,623.42                        19.55
$25,000.01 to $30,000.00...................              328            8,960,101.01                        11.37
$30,000.01 to $35,000.00...................              145            4,664,763.61                         5.92
$35,000.01 to $40,000.00...................               50            1,861,182.75                         2.36
$40,000.01 to $45,000.00...................               34            1,439,570.90                         1.83
$45,000.01 to $50,000.00...................               12              574,034.26                         0.73
$50,000.01 and greater.....................               12              713,909.15                         0.91
                                                       -----          --------------                       ------
        Total..............................            4,742          $78,830,610.41                       100.00%
                                                       =====          ==============                       ======

________________
(1)  Percentages may not add to 100.00% due to rounding.

      Geographic Distribution of the Initial Receivables Pool as of the
                             Initial Cut-off Date

                                                                                               Percentage of
                                                  Number of              Aggregate               Aggregate
State (1)                                        Receivables         Principal Balance      Principal Balance(2)
---------                                        -----------         -----------------      --------------------
Alabama...................................                62             $1,047,169.98                      1.33%
Arizona...................................               112              1,937,189.12                      2.46
Arkansas..................................                44                697,698.22                      0.89
California................................             1,162             20,952,623.08                     26.58
Colorado..................................               115              1,786,969.88                      2.27
Connecticut...............................               108              1,707,748.20                      2.17
District of Columbia......................                 4                 63,435.75                      0.08
Florida...................................               244              3,890,410.21                      4.94
Georgia...................................               159              2,600,689.69                      3.30
Idaho.....................................                24                395,251.22                      0.50
Indiana...................................                56                747,845.64                      0.95
Iowa......................................                37                527,307.50                      0.67
Kansas....................................                71              1,222,337.61                      1.55
Kentucky..................................                41                684,125.41                      0.87
Maine.....................................                17                239,673.49                      0.30
Maryland..................................                15                226,614.77                      0.29
Massachusetts.............................               162              2,580,367.84                      3.27
Michigan..................................               132              2,027,209.86                      2.57
Minnesota.................................                98              1,596,835.24                      2.03
Missouri..................................               104              1,562,807.80                      1.98
Montana...................................                19                373,464.01                      0.47
Nebraska..................................                35                505,890.93                      0.64
New Jersey................................               209              3,844,226.55                      4.88
New Mexico................................                38                511,849.10                      0.65
New York..................................               376              5,981,809.32                      7.59
North Carolina............................                91              1,404,315.60                      1.78
Ohio......................................               189              2,810,467.49                      3.57
Oklahoma..................................                25                397,967.86                      0.50
Oregon....................................                95              1,551,467.55                      1.97
Rhode Island..............................                 2                 19,262.67                      0.02
South Carolina............................                26                396,194.24                      0.50
Tennessee.................................                 9                144,323.54                      0.18
Texas.....................................               416              7,497,134.77                      9.51
Utah......................................                16                221,459.77                      0.28
Virginia..................................               153              2,292,424.56                      2.91
Washington................................               167              2,868,705.15                      3.64
West Virginia.............................                25                385,658.31                      0.49
Wisconsin.................................                84              1,129,678.48                      1.43
                                                       -----            --------------                    ------
        Total.............................             4,742            $78,830,610.41                    100.00%
                                                       =====            ==============                    ======

_________________________
(1) Based on mailing addresses of the Obligors as of the date of origination.
(2)  Percentages may not add to 100.00% due to rounding.

    Distribution by Annual Percentage Rate of the Initial Receivables as of
                           the Initial Cut-off Date


                                                                                                  Percentage of
                                                 Number of               Aggregate                  Aggregate
Range of Annual Percentage Rates                Receivables          Principal Balance         Principal Balance(1)
-------------------------------                 -----------          -----------------         --------------------
6.501% to 6.750%.....................                235               $4,130,632.31                   5.24%
6.751% to 7.000%.....................              2,007               39,595,625.83                   50.23
7.001% to 7.250%.....................                365                5,980,458.07                    7.59
7.251% to 7.500%.....................              1,044               14,441,241.88                   18.32
7.501% to 7.750%.....................                853               11,662,267.66                   14.79
7.751% to 8.000%.....................                144                1,864,568.54                    2.37
8.001% to 8.250%.....................                 88                1,067,382.29                    1.35
8.251% to 8.500%.....................                  6                   88,433.83                    0.11
                                                -----------          -----------------          --------------------
        Total........................              4,742              $78,830,610.41                  100.00%
                                                ===========          =================          ====================

________________
(1)  Percentages may not add to 100.00% due to rounding.


Distribution by Original Term to Stated Maturity of the Initial Receivables as
                          of the Initial Cut-off Date

                                                                                                  Percentage of
                                              Number of                 Aggregate                  Aggregate
Range of Original Terms                      Receivables             Principal Balance        Principal Balance (1)
-----------------------                      -----------             -----------------        ---------------------
7 to 12 Months.....................                   1              $       11,375.09                 0.01%
13 to 18 Months....................                   2                      11,401.16                 0.01
19 to 24 Months....................                  44                     400,491.60                 0.51
25 to 30 Months....................                  14                     118,395.34                 0.15
31 to 36 Months....................                 462                   5,167,334.62                 6.55
37 to 42 Months....................                  56                     562,573.06                 0.71
43 to 48 Months....................               1,047                  14,875,891.68                18.87
49 to 54 Months....................                  34                     455,391.98                 0.58
55 to 60 Months....................               3,082                  57,227,755.88                72.60
                                             ----------              -----------------        ---------------------
        Total......................               4,742              $   78,830,610.41               100.00%
                                             ==========              =================        =====================

----------------
(1)  Percentages may not add to 100.00% due to rounding.

           Distribution by Remaining Term to Stated Maturity of the
              Initial Receivables as of the Initial Cut-off Date

                                                                                                     Percentage of
                                                        Number of             Aggregate                Aggregate
Range of Remaining Terms(1)                            Receivables        Principal Balance       Principal Balance(2)
---------------------------                            -----------        -----------------       --------------------
 7 to 12 Months...........................                   12           $       72,461.61                0.09%
13 to 18 Months...........................                   20                  181,402.04                0.23
19 to 24 Months...........................                  101                  889,872.36                1.13
25 to 30 Months...........................                  223                2,427,133.12                3.08
31 to 36 Months...........................                  382                4,645,253.14                5.89
37 to 42 Months...........................                  479                6,813,547.35                8.64
43 to 48 Months...........................                  951               14,845,937.17               18.83
49 to 54 Months...........................                1,373               25,417,522.91               32.24
55 to 60 Months...........................                1,201               23,537,480.71               29.86
                                                       -----------        -----------------       --------------------
        Total.............................                4,742           $   78,830,610.41              100.00%
                                                       ===========        =================       ====================

----------------
(1) Defined as the number of months from the Initial Cut-off Date to stated maturity.
(2) Percentages may not add to 100.00% due to rounding.



          Distribution by Loan Purpose as of the Initial Cut-off Date

                                                                                                     Percentage of
                                                       Number of            Aggregate                  Aggregate
Loan Purpose                                           Receivables      Principal Balance          Principal Balance(1)
------------                                           -----------      -----------------          --------------------
New Vehicle Purchase......................                2,520         $   48,512,530.69                   61.54%
Used Vehicle Purchase.....................                1,015             13,819,324.82                   17.53
Refinance of Existing Loan................                  763             10,549,835.36                   13.38
Lease Buyout..............................                  444              5,948,919.54                    7.55
                                                       -----------       ----------------          --------------------
        Total.............................                4,742          $  78,830,610.41                  100.00%
                                                       ===========       ================          ====================

----------------
(1)  Percentages may not add to 100.00% due to rounding.

                                THE TRANSFEROR

        PF Funding II, LLC (the "Transferor"), will be organized as a Delaware limited liability company on or before the Closing Date and is wholly-owned by PeopleFirst. The Transferor will be organized for limited purposes, which include selling and assigning receivables sold to it by PeopleFirst to the Depositor and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The principal executive offices of the Transferor are located at 401 West A Street, Suite 1000, San Diego, California, 92101, and its telephone number is (619) 232-5660.


                                 THE DEPOSITOR

        Prudential Securities Secured Financing Corporation (formerly known as P-B Secured Financing Corporation, a Delaware corporation (the "Depositor"), is a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292.


                         PEOPLEFIRST AND THE SERVICER

        PeopleFirst Finance, LLC, a California limited liability company ("PeopleFirst" or in its capacity as originator of the Receivables, the "Originator" or, in its capacity as servicer of the Receivables, the "Servicer"), was formed in January 1995. Its executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101, and its telephone number is (619) 232-5660.

General

        PeopleFirst is an automotive lender engaged in the direct financing of automobile purchases (new and used vehicles, refinancing and lease buyouts from other financial institutions) by individuals with credit histories that satisfy its underwriting criteria. This market segment is comprised of individuals who PeopleFirst believes present acceptable credit risks due to various factors, including the manner in which they have handled previous credit, the extent of their prior credit history and/or the extent of their financial resources. PeopleFirst loans are designed for use at any franchised new car dealership and independent used car dealers approved by PeopleFirst (collectively, "Dealers") in certain states within the United States.

        PeopleFirst serves as a direct source of financing for consumers by offering them a convenient, highly automated, internet-based product at competitive interest rates. PeopleFirst lends to borrowers residing in 40 states; however, PeopleFirst may from time to time determine to commence business in additional states or cease doing business in any state in which it currently does business.

        All PeopleFirst contracts are fully amortizing simple interest loans that provide for equal payments over the term of the contract (12 to 60 months) except the final payment which may be different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined by a "simple interest" method. See "The Receivables" in the Prospectus.

Origination Process and Credit Evaluation Procedures

        PeopleFirst has developed procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate an unacceptably high probability of loss and to extend loans to applicants with good credit histories. These procedures include an investigation, verification, and evaluation of credit bureau reports as well as the general credit information provided by the applicant. Applications received over the internet are completed by the applicant. For other applications, a customer service representative inputs application data. Upon submission by a customer of an application, PeopleFirst completes a series of procedures designed (i) to substantiate the accuracy of information critical to PeopleFirst's credit decision and (ii) to confirm that any documentation required complies with PeopleFirst's underwriting criteria.

        The credit evaluation procedures include an evaluation of an individual's application, credit bureau report and a Fair, Isaac National Automotive Industry Market Score ("Credit Score"); although FICO Scores are used in the evaluation process, a high Credit Score by itself is not necessarily predictive of good credit performance. Any applicant with an unacceptably high probability of default, or whose credit experience is too limited for PeopleFirst to assess the probability of performance, is declined. PeopleFirst may also require verification of certain applicant information prior to making its final credit decision, including further documentation regarding: employment, income, collateral and other assets. This verification process in many instances requires submission of supporting documentation by the applicant and is performed by PeopleFirst personnel.

        The credit decision may be (i) to approve the application, (ii) approve the application with certain information verification, (iii) to approve for a lower amount than requested by the application (counteroffer), or (iv) to decline the application. The underwriter documents the decision and the applicant is notified by electronic mail and/or telephonically for a declined application and telephonically for all approved applications.

        Upon approval of an Obligor's application for an auto loan, PeopleFirst mails a note and security agreement to the Obligor that is attached to a perforated check drawn on the Originator's bank. The Obligor signs the check, but is not required to sign the note or the security agreement. The Obligor purchases the vehicle from the dealer using the check. The check is payable to any franchised new car dealer or other authorized new or used dealer or broker (or finance lender in the case of refinancing or lease buy out) in an amount between $7,500 (in most states) and the maximum approved loan amount. The check is valid for 45 days, after which it expires if unused. However, the Obligor may receive a new check (at the then existing interest rate) for an additional 45 days without having to reapply.

        Upon purchase of a motor vehicle by the customer, the terms of the note and security agreement grant to PeopleFirst a security interest in the vehicle financed and require the Obligor to have the Servicer noted as lien holder on the certificate of title for the vehicle. Restrictive endorsement language on the check also obligates the dealer or existing lienholder to note the Servicer as lienholder.

        The note and security agreement also requires that the Servicer arrange standard comprehensive and collision insurance for the vehicle and name the Servicer as loss payee on the policy. However, the Servicer does not require the Obligor to provide evidence that the appropriate insurance policy is in place.

Loss Exposure Management

        Evaluating the degree of exposure to the lender in any transaction is a function of (i) determining the customer's intent to pay and (ii) determining the customer's ability to pay. PeopleFirst seeks to control loss exposure by (i) analysis of the applicant's credit history and (ii) determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction.

Contract Processing, Purchase, Servicing and Administration

        Upon the purchase of a vehicle by a customer with a PeopleFirst check, PeopleFirst delivers a welcome package to the customer. The welcome package includes an initial acknowledgment of the loan, material that completes the disclosure of the final terms of the loan, and a form and instructions to the applicant on how to complete the autodebit payment setup procedure (if selected). This welcome package is mailed the day the customer's check is funded.

        PeopleFirst performs all primary collection functions for the contracts in its portfolio of serviced receivables (the "Servicing Portfolio"). In its servicing activities, PeopleFirst (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to borrower inquiries; (iv) takes all necessary action to maintain the security interest granted in the financed vehicle; (v) investigates delinquencies and communicates with the borrower to obtain timely payments, and (vi) if necessary, repossesses and disposes of the financed vehicle.

        For most customers, collections are accomplished through an automated debit of the customer's checking or savings account for all monthly payments. For the small volume of "invoice" customers, PeopleFirst uses a monthly billing system that includes an invoice, statement and postage paid envelope. Borrowers are not required under a loan to make monthly payments through an automated debit of the customer's bank or savings account, and if a significant number of customers were to change from automated debit to invoice customers, it could have an adverse effect on the delinquency and loss experience of the Receivables.

        PeopleFirst contacts borrowers for first payment delinquencies commencing five days after the borrower's due date and ten days after the due date for other payments continuing weekly until payment has been received. Generally, at 30 days, delinquent loans are turned over to the Servicer's outside collection agency.

Delinquency Control and Collection Strategy

        PeopleFirst's management generally reviews any account that becomes twelve (12) days delinquent to assess the collection effort to date and to refine, if necessary, the collection strategy. PeopleFirst customer service personnel, together with senior management, generally will design a collection strategy that includes a specific deadline within which the obligation must be collected. Accounts that have not been collected during such periods are again reviewed, and, unless there are specific circumstances which warrant further collection efforts, the Servicer will seek repossession and liquidation of the financial vehicle or assign the account to the Servicer's outside agency for collection and possible repossession of the financed vehicle. Repossessed vehicles are generally resold by PeopleFirst through its outside collection agency. Regardless of the actions taken or circumstances of a specific delinquent account, generally any account that reaches 90 days delinquent is charged-off and either the Servicer or the Servicer's outside collection agency, subject to legal limitation, seeks repossession and liquidation of the financed vehicle and recovery from the borrower of any deficiency.

Delinquency and Loss Experience

        PeopleFirst began its operations in September 1997. The table below sets forth, as of the end of the quarterly periods indicated, the delinquency and loss experience of PeopleFirst pertaining to its managed new and used automobile, light duty truck and van receivables portfolio, including those receivables previously sold which the servicer continues to service. Although the statistical performance, based on the limited delinquency and net loss experience of the receivables portfolio of PeopleFirst, may be comparable to the receivables portfolios of major automobile manufacturers, the actual experience of the portfolio may be adversely affected by rapid growth of PeopleFirst's business and the relative lack of seasoning of the receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                            Delinquency Experience

                                                  Nine months Ended            Year Ended
                                                    September 30,              December 31,
                                                  ------------------        -------------------
                                                   1999         1998        1998           1997
                                                   ----         ----        ----           ----
Number of Loans Outstanding                       8,274        2,039       3,055             59
Delinquencies as a Percentage of Loans (1)
    31-60 Days                                    0.02%         0.00%       0.00%          0.00%
    61-90 Days                                    0.00%         0.00%       0.00%          0.00%
    Over 90 Days                                  0.00%         0.00%       0.00%          0.00%

_______________________
(1) Calculated as the number of delinquencies during the period divided by the number of loans outstanding at the end of the period.


                     Net Loss and Repossession Experience
                         (Dollar Amounts in Thousands)

                                                              Nine months Ended                    Year Ended
                                                                September 30,                      December 31,
                                                           -----------------------          --------------------------
                                                              1999          1998               1998            1997
                                                              ----          ----               ----            ----
Average Number of Loans Outstanding  (1)                     5,665         1,049              1,557              30
Average Principal Amount Outstanding (1)                   $96,484       $18,319            $26,813          $  578
Number of Repossessions                                          2             0                  0               0
Number of Repossessions as a Percent of Average
Number of Loans Outstanding
(Annualized)                                                  0.05%         0.00%              0.00%           0.00%
Principal Amount of Repossessions as a Percent of
Average Principal Amount Outstanding (Annualized)             0.07%         0.00%              0.00%           0.00%
Net Losses for the Period Ended                            $    38       $     0            $     0          $    1
Net Losses as a Percent of Average Principal Amount
Outstanding (Annualized) (2)                                  0.05%         0.00%              0.00%           0.17%

-----------------------
(1)     Averages are calculated based on beginning and end-of-period balances.
(2) "Net Losses" are equal to the aggregate balance for all contracts which are determined to be uncollectible in the period less any recoveries on contracts in the period or any prior periods excluding expenses associated with collection, repossession and disposition of the vehicle.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

        Information regarding certain maturity and prepayment considerations with respect to the Notes and Certificates is set forth under "Risk Factors-Maturity and Prepayment Considerations" and "The Receivables-Maturity and Prepayment Considerations" in the Prospectus. No principal payments on any class of Notes will be made until all Notes with lower class designations have been paid in full. For example, no payments on the Class A-3 Notes will be made until the Class A-1 Notes and Class A-2 Notes have been paid in full. See "Description of the Notes C Payments of Principal." As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than the applicable Final Scheduled Payment Date for such class. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders. It is expected that final payment of each class of Notes will occur on or prior to the Final Scheduled Payment Date. However, if sufficient funds are not available to pay the Notes of any class in full on or prior to the applicable Final Scheduled Payment Date, final payment of such class of Notes would occur later than such date.

        Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

        The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (together, the "ABS Table") have been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iii) payments on the Notes are made on each Payment Date (and each such date is assumed to be the 15th day of each applicable month); (iv) the Yield Supplement Amount is deposited into the Collection Account each period;
(v) the amount deposited into the Pre-Funding Account on the Closing Date is applied in its entirety to the purchase of Receivables transferred to the Issuer during the Pre-Funding Period and to make related deposits to the Reserve Account, the Yield Supplement Account and the Capitalized Interest Account; and
(vi) the Transferor exercises its option to purchase the Receivables.

        The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the related Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                          Original Term          Remaining
                       Aggregate                           to Maturity         Amortization Term            Cut-off
Pool                Principal Balance         APR          (in Months)           (in Months)                  Date
----                -----------------        -----        ------------           -----------                  ----
1 .........          $78,830,610.41          7.204%             56                    48                November 1, 1999

2 .........          $20,066,518.77          7.126%             56                    52               December 31, 1999

3..........          $17,080,559.32          7.218%             56                    52                January 31, 2000

4..........          $ 2,389,658.44          7.362%             55                    52               February 29, 2000

         The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

         The following ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class A-1 Note Principal Balance at Various ABS Percentages

Payment Date                                0.00%      1.00%       1.30%        1.50%       1.70%         2.00%
------------                                -----      -----       -----        -----       -----         -----
Closing Date........................         100.0      100.0       100.0        100.0       100.0         100.0
December 1999.......................          97.5       96.0        95.5         95.2        94.8          94.3
January 2000........................          94.4       91.2        90.1         89.3        88.6          87.3
February 2000.......................          90.8       85.6        83.8         82.6        81.4          79.4
March 2000..........................          87.2       79.9        77.5         75.9        74.1          71.5
April 2000..........................          83.5       74.3        71.3         69.2        67.0          63.7
May 2000............................          79.7       68.8        65.1         62.6        60.0          56.0
June 2000...........................          76.0       63.3        59.1         56.2        53.2          48.5
July 2000...........................          72.2       57.8        53.1         49.8        46.4          41.2
August 2000.........................          68.4       52.5        47.2         43.6        39.8          34.0
September 2000......................          64.6       47.2        41.4         37.5        33.4          27.0
October 2000........................          60.8       41.9        35.7         31.4        27.0          20.1
November 2000.......................          56.9       36.7        30.1         25.5        20.8          13.4
December 2000.......................          53.0       31.6        24.6         19.7        14.7           6.8
January 2001........................          49.1       26.6        19.1         14.0         8.7           0.5
February 2001.......................          45.2       21.6        13.8          8.4         2.9           0.0
March 2001..........................          41.2       16.6         8.6          3.0         0.0           0.0
April 2001..........................          37.2       11.8         3.4          0.0         0.0           0.0
May 2001............................          33.2        7.0         0.0          0.0         0.0           0.0
June 2001...........................          29.2        2.3         0.0          0.0         0.0           0.0
July 2001...........................          25.2        0.0         0.0          0.0         0.0           0.0
August 2001.........................          21.1        0.0         0.0          0.0         0.0           0.0
September 2001......................          17.0        0.0         0.0          0.0         0.0           0.0
October 2001........................          12.9        0.0         0.0          0.0         0.0           0.0
November 2001.......................           8.7        0.0         0.0          0.0         0.0           0.0
December 2001.......................           4.5        0.0         0.0          0.0         0.0           0.0
January 2002........................           0.3        0.0         0.0          0.0         0.0           0.0
February 2002.......................           0.0        0.0         0.0          0.0         0.0           0.0
March 2002..........................           0.0        0.0         0.0          0.0         0.0           0.0
April 2002..........................           0.0        0.0         0.0          0.0         0.0           0.0
May 2002............................           0.0        0.0         0.0          0.0         0.0           0.0
June 2002...........................           0.0        0.0         0.0          0.0         0.0           0.0
July 2002...........................           0.0        0.0         0.0          0.0         0.0           0.0
August 2002.........................           0.0        0.0         0.0          0.0         0.0           0.0
September 2002......................           0.0        0.0         0.0          0.0         0.0           0.0
October 2002........................           0.0        0.0         0.0          0.0         0.0           0.0
November 2002.......................           0.0        0.0         0.0          0.0         0.0           0.0
December 2002.......................           0.0        0.0         0.0          0.0         0.0           0.0
January 2003........................           0.0        0.0         0.0          0.0         0.0           0.0
February 2003.......................           0.0        0.0         0.0          0.0         0.0           0.0
March 2003..........................           0.0        0.0         0.0          0.0         0.0           0.0
April 2003..........................           0.0        0.0         0.0          0.0         0.0           0.0
May 2003............................           0.0        0.0         0.0          0.0         0.0           0.0
June 2003...........................           0.0        0.0         0.0          0.0         0.0           0.0
July 2003...........................           0.0        0.0         0.0          0.0         0.0           0.0
August 2003.........................           0.0        0.0         0.0          0.0         0.0           0.0
                                            --------   --------    --------     --------    --------      -------

Weighted Average Life (years)(1)               1.1        0.8         0.7          0.7         0.6           0.6
Weighted Average Life (years)(1) (2)           1.1        0.8         0.7          0.7         0.6           0.6

------------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Payment Date,
        (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

Percent of Initial Class A-2 Note Principal Balance at Various ABS Percentages

Payment Date                                0.00%      1.00%       1.30%        1.50%       1.70%         2.00%
------------                                -----      -----       -----        -----       -----         -----
Closing Date........................        100.0      100.0       100.0        100.0       100.0         100.0
December 1999.......................        100.0      100.0       100.0        100.0       100.0         100.0
January 2000........................        100.0      100.0       100.0        100.0       100.0         100.0
February 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
March 2000..........................        100.0      100.0       100.0        100.0       100.0         100.0
April 2000..........................        100.0      100.0       100.0        100.0       100.0         100.0
May 2000............................        100.0      100.0       100.0        100.0       100.0         100.0
June 2000...........................        100.0      100.0       100.0        100.0       100.0         100.0
July 2000...........................        100.0      100.0       100.0        100.0       100.0         100.0
August 2000.........................        100.0      100.0       100.0        100.0       100.0         100.0
September 2000......................        100.0      100.0       100.0        100.0       100.0         100.0
October 2000........................        100.0      100.0       100.0        100.0       100.0         100.0
November 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
December 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
January 2001........................        100.0      100.0       100.0        100.0       100.0         100.0
February 2001.......................        100.0      100.0       100.0        100.0       100.0          92.3
March 2001..........................        100.0      100.0       100.0        100.0        96.3          84.3
April 2001..........................        100.0      100.0       100.0         96.8        88.9          76.4
May 2001............................        100.0      100.0        97.8         89.8        81.6          68.8
June 2001...........................        100.0      100.0        91.2         83.0        74.6          61.5
July 2001...........................        100.0       96.8        84.7         76.4        67.7          54.3
August 2001.........................        100.0       90.7        78.4         69.8        61.1          47.4
September 2001......................        100.0       84.6        72.1         63.5        54.6          40.7
October 2001........................        100.0       78.7        66.1         57.3        48.3          34.3
November 2001.......................        100.0       72.8        60.1         51.3        42.2          28.1
December 2001.......................        100.0       67.1        54.3         45.4        36.3          22.1
January 2002........................        100.0       61.4        48.6         39.7        30.6          16.4
February 2002.......................         94.8       55.9        43.1         34.2        25.1          10.9
March 2002..........................         89.1       50.4        37.7         28.9        19.8           5.7
April 2002..........................         83.4       45.0        32.4         23.7        14.7           0.7
May 2002............................         77.7       39.8        27.3         18.7         9.8           0.0
June 2002...........................         71.9       34.6        22.3         13.9         5.1           0.0
July 2002...........................         66.1       29.5        17.5          9.2         0.7           0.0
August 2002.........................         60.3       24.6        12.8          4.7         0.0           0.0
September 2002......................         54.4       19.7         8.3          0.4         0.0           0.0
October 2002........................         48.5       14.9         3.9          0.0         0.0           0.0
November 2002.......................         42.6       10.3         0.0          0.0         0.0           0.0
December 2002.......................         36.6        5.7         0.0          0.0         0.0           0.0
January 2003........................         30.6        1.3         0.0          0.0         0.0           0.0
February 2003.......................         24.5        0.0         0.0          0.0         0.0           0.0
March 2003..........................         18.4        0.0         0.0          0.0         0.0           0.0
April 2003..........................         12.3        0.0         0.0          0.0         0.0           0.0
May 2003............................          6.2        0.0         0.0          0.0         0.0           0.0
June 2003...........................          0.0        0.0         0.0          0.0         0.0           0.0
July 2003...........................          0.0        0.0         0.0          0.0         0.0           0.0
August 2003.........................          0.0        0.0         0.0          0.0         0.0           0.0
                                             ------     ------      ------       ------      ------        ------

Weighted Average Life (years)(1)              2.9        2.4         2.2          2.0         1.9           1.7
Weighted Average Life (years)(1) (2)          2.9        2.4         2.2          2.0         1.9           1.7

------------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Payment Date,
        (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

Percent of Initial Class A-3 Note Principal Balance at Various ABS Percentages

Payment Date                                0.0%       1.0%        1.3%         1.5%        1.7%          2.0%
------------                                ----       ----        ----         ----        ----          ----
Closing Date........................        100.0      100.0       100.0        100.0       100.0         100.0
December 1999.......................        100.0      100.0       100.0        100.0       100.0         100.0
January 2000........................        100.0      100.0       100.0        100.0       100.0         100.0
February 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
March 2000..........................        100.0      100.0       100.0        100.0       100.0         100.0
April 2000..........................        100.0      100.0       100.0        100.0       100.0         100.0
May 2000............................        100.0      100.0       100.0        100.0       100.0         100.0
June 2000...........................        100.0      100.0       100.0        100.0       100.0         100.0
July 2000...........................        100.0      100.0       100.0        100.0       100.0         100.0
August 2000.........................        100.0      100.0       100.0        100.0       100.0         100.0
September 2000......................        100.0      100.0       100.0        100.0       100.0         100.0
October 2000........................        100.0      100.0       100.0        100.0       100.0         100.0
November 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
December 2000.......................        100.0      100.0       100.0        100.0       100.0         100.0
January 2001........................        100.0      100.0       100.0        100.0       100.0         100.0
February 2001.......................        100.0      100.0       100.0        100.0       100.0         100.0
March 2001..........................        100.0      100.0       100.0        100.0       100.0         100.0
April 2001..........................        100.0      100.0       100.0        100.0       100.0         100.0
May 2001............................        100.0      100.0       100.0        100.0       100.0         100.0
June 2001...........................        100.0      100.0       100.0        100.0       100.0         100.0
July 2001...........................        100.0      100.0       100.0        100.0       100.0         100.0
August 2001.........................        100.0      100.0       100.0        100.0       100.0         100.0
September 2001......................        100.0      100.0       100.0        100.0       100.0         100.0
October 2001........................        100.0      100.0       100.0        100.0       100.0         100.0
November 2001.......................        100.0      100.0       100.0        100.0       100.0         100.0
December 2001.......................        100.0      100.0       100.0        100.0       100.0         100.0
January 2002........................        100.0      100.0       100.0        100.0       100.0         100.0
February 2002.......................        100.0      100.0       100.0        100.0       100.0         100.0
March 2002..........................        100.0      100.0       100.0        100.0       100.0         100.0
April 2002..........................        100.0      100.0       100.0        100.0       100.0         100.0
May 2002............................        100.0      100.0       100.0        100.0       100.0           0.0
June 2002...........................        100.0      100.0       100.0        100.0       100.0           0.0
July 2002...........................        100.0      100.0       100.0        100.0       100.0           0.0
August 2002.........................        100.0      100.0       100.0        100.0         0.0           0.0
September 2002......................        100.0      100.0       100.0        100.0         0.0           0.0
October 2002........................        100.0      100.0       100.0          0.0         0.0           0.0
November 2002.......................        100.0      100.0        99.3          0.0         0.0           0.0
December 2002.......................        100.0      100.0         0.0          0.0         0.0           0.0
January 2003........................        100.0      100.0         0.0          0.0         0.0           0.0
February 2003.......................        100.0        0.0         0.0          0.0         0.0           0.0
March 2003..........................        100.0        0.0         0.0          0.0         0.0           0.0
April 2003..........................        100.0        0.0         0.0          0.0         0.0           0.0
May 2003............................        100.0        0.0         0.0          0.0         0.0           0.0
June 2003...........................         99.9        0.0         0.0          0.0         0.0           0.0
July 2003...........................          0.0        0.0         0.0          0.0         0.0           0.0
August 2003.........................          0.0        0.0         0.0          0.0         0.0           0.0
                                            -------     -------    -------      -------     -------       -------

Weighted Average Life (years)(1)              3.6        3.2         3.0          2.9         2.7           2.5
Weighted Average Life (years)(1) (2)          3.9        3.7         3.5          3.4         3.2           2.9

------------------

(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Payment Date,
        (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

                           DESCRIPTION OF THE NOTES

        The Notes will be issued pursuant to an Indenture (the "Indenture") to be dated as of November 1, 1999 between the Issuer and the Indenture Trustee, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. The following summary, together with the description in the Prospectus under the heading "Description of the Securities," describes the material terms of the Notes and the Indenture, but it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

Payments of Interest

        The Class A-1 Notes will bear interest at the rate of 6.415% per annum (the "Class A-1 Interest Rate"); the Class A-2 Notes will bear interest at the rate of 6.685% per annum (the "Class A-2 Interest Rate") and the Class A-3 Notes will bear interest at a rate of 6.835% per annum (the "Class A-3 Interest Rate"). The Class A-1 Interest Rate, the Class A-2 Interest Rate and the Class A-3 Interest Rate are referred to herein collectively as "Interest Rates."

        Each class of the Notes will constitute Fixed Income Securities, as such term is defined under "Summary of Terms--The Securities--General Nature of the Securities as Investments" in the Prospectus. Interest on the principal balances of each class of the Notes will accrue at the respective Interest Rate for such class and will be payable to the persons in whose names such Notes are registered on the related Record Date monthly on each Payment Date commencing December 15, 1999. The "Record Date" with respect to any Payment Date means the close of business on the Business Day preceding such Payment Date. See "Description of the Securities--Book-Entry Registration" in the Prospectus.

        With respect to any Payment Date, interest on the outstanding amount of each class of Notes will be an amount equal to one twelfth of the applicable Interest Rate, multiplied by the principal amount of such class of Notes as of the close of business on the preceding Payment Date (or the Closing Date, for the initial Payment Date). Interest distributions payable for any Payment Date but not distributed on such Payment Date will be payable on the next Payment Date increased by an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). See "Description of the Trust Agreements-- Payments."

        Interest payments to the holders of the Notes of any class will have the same priority. If an Insurer Default occurs, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case each class of holders of Notes will receive their ratable share (based upon the aggregate amount of interest payable to each class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

Payments of Principal

        Principal payments will be made to the Noteholders on each Payment Date in an amount generally equal to the Noteholders' Principal Distributable Amount. See "Description of the Trust Agreements -- Payments" and -- Accounts." The "Noteholders' Principal Distributable Amount" for any Payment Date will equal the sum of (i) the Noteholders' Percentage of the Principal Distributable Amount and (ii) any unpaid portion of the amount described in clause (i) with respect to any prior Payment Date. The "Principal Distributable Amount" with respect to any Payment Date will be an amount equal to the sum of the following amounts (i) the principal portion (allocable on the basis of the simple interest method) of all Collected Funds received during the immediately preceding calendar month (other than Liquidated Receivables and Purchased Receivables) including the principal portion of all prepayments, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month, (iv) at the option of the Insurer, the Principal Balance of the Receivables that were required to be purchased by the Transferor and the Servicer during the related calendar month but were not purchased and (v) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

        The "Noteholders' Percentage" will be approximately 98%, for each Payment Date until the Class A-3 Notes have been paid in full, and thereafter will be equal to zero. Absent an Event of Default, on each Payment Date, to the extent of available funds, the Indenture Trustee will distribute an amount up to the Noteholders' Principal Distributable Amount in respect of principal on the Notes first to the Class A-1 Notes, then to the Class A-2 Notes and then to the Class A-3 Notes.

        The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on May 15, 2002 (the "Class A-1 Final Scheduled Payment Date"); the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on November 15, 2003 (the "Class A-2 Final Scheduled Payment Date"); and the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on September 15, 2005 (the "Class A-3 Final Scheduled Payment Date"). The Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date and the Class A-3 Final Scheduled Payment Date are referred to herein collectively as "Final Scheduled Payment Dates."

        The actual date on which the aggregate outstanding principal balance of any class of Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and under the headings "Risk Factors -- Maturity and Prepayment Considerations" and "The Receivables -- Maturity and Prepayment Considerations" in the Prospectus.

Optional Redemption

        The Transferor may reacquire the Receivables when the Pool Balance as of the end of the related Collection Period (as defined below) has declined to 15% or less of the sum of the Pool Balance as of the Initial Cut-off Date, plus the aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cut-off Dates (the "Original Pool Balance"), as described in the Prospectus under "Description of the Trust Agreements-- Termination." Such redemption will cause an early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon.

        "Collection Period" is any calendar month (or, in the case of the initial Collection Period, the period from the Initial Cut-off Date to and including November 30, 1999). References to the "Collection Period" in this Prospectus Supplement are to the "Remittance Period" referred to in the Prospectus.

Mandatory Redemption

        On the Payment Date on or immediately following the last day of the Pre-Funding Period (the "Mandatory Redemption Date"), any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on the last day of the Pre-Funding Period) exclusive of any net earnings from the investment of funds on deposit in the Pre-Funding Account (the "Remaining Pre-Funding Amount") will be applied to redeem each class of Notes then outstanding. The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on respective current principal amount of each class of Notes) of the Remaining Pre-Funding Amount; provided, that if the Remaining Pre-Funding Amount is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal balance of the class of Notes then entitled to receive distributions of the Noteholders' Principal Distributable Amount. It is unlikely that the aggregate principal amount of Subsequent Receivables will exactly equal the Pre-Funded Amount, and therefore it is likely that at least a nominal amount of principal will be prepaid to the Noteholders at the end of the Pre-Funding Period. See "Risk Factors--Potential Prepayments on notes due to failure of certificateholder to pay deferred purchase price to issuer."

The Indenture

Events of Default, Rights Upon Event of Default

        Unless Financial Security is in continuing default on its obligations under the Policy or certain bankruptcy events have occurred with respect to Financial Security (an "Insurer Default"), "Events of Default" under the Indenture will consist of Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer has delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" include, among others: (i) any failure of the Issuer to make any payment when due on the Notes; (ii) a demand for payment being made under the Policy; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; (iv) the Issuer is treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (v) the sum of the Available Funds with respect to any Distribution Date plus the amount (if any) available to be withdrawn from the Reserve Account is less than the sum of the amounts described in clauses 1 through 5 under "Description of the Trust Agreements--Payments" herein; (vi) the Notes not being treated as indebtedness for federal or applicable state income tax purposes and such characterization having a material adverse effect on the Trust, the Noteholders or the Insurer; (vii) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Issuer and the Indenture Trustee by the Insurer; and (viii) the violation of certain portfolio performance tests specified in the Insurance Agreement.

        Upon the occurrence of an Event of Default, so long as an Insurer Default has not occurred and is continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the assets of the Trust Fund in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, may elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Fund in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the assets of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Notes. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policy" herein.

        If an Insurer Default has occurred and is continuing, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest on the Notes when it becomes due and payable, and such default shall continue for a period of five days; (ii) default in the payment of the principal of or any installment of the principal of the Notes when it becomes due and payable; (iii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Indenture Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 25% of the outstanding principal balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; (iv) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Originator, the Transferor or the Issuer.

        If an Event of Default should occur and be continuing (and an Insurer Default has occurred and is continuing), the Indenture Trustee or holders of 50% or more of the aggregate principal balance of the Notes (a "Note Majority") may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the Note Majority if (i) the Issuer has paid to the Indenture Trustee a sum sufficient to pay all amounts then due and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

        If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may with the consent of the Controlling Party and must, at the direction of the Controlling Party, institute proceedings to collect amounts due or foreclose on the Trust Fund, exercise remedies as a secured party, sell the Trust Fund or elect to have the Issuer maintain possession of such Trust Fund and continue to apply collections on such Trust Fund as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Trust Fund following an Event of Default if the proceeds thereof are not sufficient to pay all outstanding principal of and accrued interest on the Notes, unless (i) no Insurer Default has occurred and is continuing and the related Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Issuer or (ii) an Insurer Default shall have occurred and be continuing and (a) the Holders of all the outstanding Notes consent to such sale; or (b) the Indenture Trustee determines that the Trust Fund would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee provides written notice to the Rating Agencies and obtains the consent of the holders of Notes representing 66-2/3% of the aggregate principal balance of the outstanding Notes. "Controlling Party" means, the Insurer, so long as no Insurer Default exists, and the Indenture Trustee for the benefit of the Noteholders, for so long as an Insurer Default exists; provided, however, that the Owner Trustee for the benefit of the Certificateholders will be the Controlling Party after all unpaid principal and interest on the Notes and all amounts owing to the Insurer under the Insurance Agreement have been paid in full.

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Controlling Party or holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Controlling Party will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and the Controlling Party may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

        Neither the Insurer, nor any holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) the Insurer or such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Insurer or the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) the Insurer or such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by a Note Majority.

        If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder and the Insurer (unless an Insurer Default has occurred and is continuing) notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice of an Event of Default and so long as it determines in good faith that withholding the notice is in the interest of the Noteholders.

        In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor, the Transferor, the Servicer or the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Issuer or the Indenture Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Depositor, the Issuer or the Indenture Trustee or of any successor or assignee of the Depositor, the Issuer or the Indenture Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee will have no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Amendment

        The Indenture may be amended by the Issuer, with the consent of the Indenture Trustee and, if the Insurer is the Controlling Party, the Insurer, but without the consent of the Noteholders to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein. The Issuer and the Indenture Trustee may also amend the Indenture (i) with the consent of the Insurer, if the Insurer is the Controlling Party, or (ii) if the Insurer is no longer the Controlling Party, with the consent of a Note Majority to add, change or eliminate any other provisions with respect to matters or questions arising under such Indenture or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Notes or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding. The Indenture requires the Issuer to deliver to the Indenture Trustee and the Insurer upon the execution and delivery of the Indenture and any amendment thereto an opinion of counsel, satisfactory to the Insurer and the Indenture Trustee that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Indenture Trustee's interest in the Trust Fund.

Certain Covenants

        The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state; (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture; (iii) no Event of Default will have occurred and be continuing immediately after such transaction;
(iv) the Issuer has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such transaction; (v) the Issuer has received an opinion of counsel to the effect that such transaction would have no material adverse tax consequence to the Issuer, the Insurer, any Noteholder or any Certificateholder; (vi) any action necessary to maintain the lien and security interest under the Indenture has been taken; (vii) the Issuer has delivered an officer's certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the provisions of the Indenture of the Issuer and that all conditions precedent in the Indenture to such transaction have been complied with; and (viii) so long as no Insurer Default has occurred and is continuing, the Issuer has given the Insurer written notice of such transaction at least 20 Business Days prior to the consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately prior to giving effect to such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

        The Indenture will also provide that the Issuer may not convey or transfer all or substantially all of its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Issuer (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Securities and Exchange Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and (ii) the criteria specified in clauses (ii) through
(vii) of the preceding paragraph have been complied with.

        The Issuer will not, among other things, (i) except as expressly permitted by the Trust Agreements or certain related documents with respect to the Issuer (collectively, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon any part of the Trust Fund; (iii) permit the validity or effectiveness of the Indenture to be impaired or permit the lien in favor of the Indenture Trustee created by the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture; (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than certain liens that arise by operation of law) to be created on or extend to or otherwise arise upon or burden the Trust Fund or any part thereof, or any interest therein or the proceeds thereof; (v) permit the lien of the related Indenture not to constitute a valid first priority (other than certain liens that arise by operation of law) security interest in the assets of Trust Fund or (vi) amend, modify or fail to comply with the provisions of the Basic Documents without the prior written consent of the Controlling Party.

        The Issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred pursuant to the Notes obligations owing from time to time to the Insurer under the Insurance Agreement and the Indenture or otherwise in accordance with the Basic Documents.

Annual Compliance Statement

        The Issuer will be required to file annually with the Indenture Trustee and the Insurer a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

        The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the

Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

        The Indenture Trustee will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

Trust Indenture Act

        The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

The Indenture Trustee

        The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee eligible under the Indenture which, if there is no Insurer Default, shall be acceptable to the Insurer. The Issuer will remove the Indenture Trustee, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee eligible under the Indenture that, if no Insurer Default exists, is acceptable to the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the Insurer and will not become effective until acceptance of the appointment by a successor trustee.


                        DESCRIPTION OF THE CERTIFICATES

        The Certificates are not being offered hereby. The Certificates will be issued pursuant to the Owner Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Owner Trust Agreement will be filed with the Commission following the issuance of the Notes.

        The Certificates will initially be sold to the Transferor on the Closing Date for cash in the amount of $1,608,787.97.

        On each Payment Date, all distributions on the Certificates will be subordinated in priority of payment in full of the Noteholders' Principal Distributable Amount and Noteholders' Interest Distributable Amount for such Payment Date. The Certificateholders' will not receive any distribution on any Payment Date unless the Noteholders' Distributable Amount has been deposited in the Note Distribution Account and unless the amount on deposit in the Reserve Account is at least equal the Required Reserve Account Amount. See "Description of the Trust Agreements -- Payments" and "-- Accounts."

                                  THE INSURER

        The following information has been obtained from Financial Security Assurance Inc. (the "Insurer' or "Financial Security") and has not been verified by the Issuer, the Depositor, the Transferor, PeopleFirst or the Underwriters. No representation or warranty is made by the Issuer, the Depositor, the Transferor, PeopleFirst or the Underwriters.

General

        Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

        Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

        Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountains Insurance Group, Inc., Media One Capital Corporation, The Tokio Marine and Fire Insurance Co. Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

        The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

        Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

        Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by S&P. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

Capitalization

        The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999:

                                                                              September 30, 1999
                                                                              ------------------
                                                                                  (Unaudited)
                                                                                (In thousands)
     Deferred Premium Revenue (net of prepaid
       reinsurance premiums)................................................      $ 550,165
     Surplus Notes..........................................................        120,000
     Minority Interest......................................................         22,002

     Shareholder's Equity:
        Common Stock........................................................         15,000
        Additional Paid-in Capital..........................................        706,117
     Accumulated Other Comprehensive
      Income (net of deferred income taxes).................................       (23,005)
     Accumulated Earnings...................................................        450,593
                                                                                 ----------
     Total Shareholder's Equity.............................................      1,148,705
                                                                                 ----------
     Total Deferred Premium Revenue,
     Surplus Notes, Minority Interest and
     Shareholder's Equity...................................................     $1,840,872
                                                                                 ==========

         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR Website maintained by the Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.


                                  THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

         "Scheduled Payment" means payments which are scheduled to be made on the Notes during the term of the Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or the Indenture that has not been consented to by the Insurer, which payments for each Payment Date are (i) the Noteholders' Interest Distributable Amount for such Payment Date and (ii) the Noteholders' Principal Distributable Amount. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of the Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, or (y) any portion of the Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Carryover Interest Shortfall pursuant to the Policy unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the

Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Notes or by reason of any deterioration of the creditworthiness of the Issuer nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt (as defined below) by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below and (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that Noteholders are required to return Scheduled Payments made with respect to the Notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Indenture Trustee that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Issuer or otherwise with respect to such preference payment, and (ii) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received (as defined below) written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture including, without limitation, the right (in the absence of an Insurer Default) to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

         The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in San Diego, California, Wilmington, Delaware, New York, New York or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

         The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

         The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of New York.

         It is a condition to issuance that the Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Notes will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Notes. In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the Notes.


                      DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary, together with the description in the Prospectus under the heading "Description of the Trust Agreements," describes certain terms of the Sale and Servicing Agreement, the Owner Trust Agreement, the Indenture and any Subsequent Transfer Agreement (collectively, the "Trust Agreements"). Copies of the Trust Agreements will be filed with the Commission following the issuance of the Notes. The summary describes the material terms of the Trust Agreements, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreements. The following summary supplements the description of the general terms and provisions of the Trust Agreements set forth in the Prospectus, to which description reference is hereby made.

Assignment of Receivables

         Pursuant to a Sale and Servicing Agreement, dated as of November 1, 1999 (the "Sale and Servicing Agreement"), between the Originator, as seller and servicer, the Transferor, the Depositor, the Issuer and Norwest Bank Minnesota, National Association, as Indenture Trustee, Backup Servicer and Custodian, the Originator will sell and contribute to the Transferor, on or prior to the Closing Date, or, with respect to the Subsequent Receivables, the related Subsequent Transfer Date, without recourse, all of its right, title and interest in and to the related Receivables including, without limitation, (i) the related Receivables, and all moneys due or received thereon after the Cut-off Date; (ii) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant such Receivables and any other interest of the Originator in such Financed Vehicles; (iii) any proceeds with respect to such Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Receivables; (iv) all rights under any agreements providing for the repair of the related Financed Vehicles (including any extended warranty); (v) the related files with respect to such Receivables; and (vi) the proceeds of any and all of the foregoing. Also pursuant to the Sale and Servicing Agreement, the Transferor will assign such Receivables and other assets to the Depositor, which will in turn assign such Receivables and other assets to the Issuer. Finally, pursuant to the Indenture, the Issuer will assign such assets to the Indenture Trustee to secure the obligations of the Issuer under the Notes. The assignments of Receivables under the Sale and Servicing Agreement may be treated as pledges under the bankruptcy code and under other applicable insolvency law. See "Risk Factors--Ownership of the Contracts" and "--Insolvency and Bankruptcy Matters" in the Prospectus and "Risk Factors--Risk of recharacterization of true sale as a pledge" in this Prospectus Supplement.

          In connection with the transfer and assignment of the Receivables on the Closing Date and each Subsequent Transfer Date, the Originator will be required to deliver or cause to be delivered to Norwest Bank Minnesota, National Association, as custodian (the "Custodian"), the following with respect to each
Receivable:

               (a) the note and security agreement or other evidence of the Obligor's indebtedness to repay such Receivable;

               (b) a record of the information supplied by the Obligor in the original credit application;

               (c) the original certificate of title or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of PeopleFirst in the Financed Vehicle (however, original certificates of title generally are not delivered to the Originator for 120 days, but promptly upon delivery they will be delivered to the Custodian); and

               (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

         In the Sale and Servicing Agreement, the Originator will represent and warrant to the Transferor and the Transferor will represent and warrant to the Depositor and the Issuer, among other things, that: (i) the information provided in the related schedule of Receivables and the related computer tape with respect to the Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle; (iii) neither the Transferor nor the Originator has received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is owned by Transferor free and clear of any lien and is secured by a first perfected security interest in favor of the Transferor in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) each of such Receivables as of the related Cut-off Date satisfied the eligibility criteria for inclusion in the Receivables Pool that are described under "The Receivables -- Eligibility Criteria" above.

Obligation to Repurchase Receivables

         Pursuant to the Sale and Servicing Agreement, the Originator and the Transferor, respectively, will be obligated to repurchase a Receivable from the Transferor and the Issuer, respectively, if the interests of the Issuer, the Insurer or the Noteholders are materially and adversely affected by any breach of any representation or warranty made by the Originator or the Transferor, respectively, with respect to the Receivable, if such breach has not been cured following discovery by or notice to the Originator or the Transferor, respectively, of the breach. Each Receivable will be purchased from the Trust by the Originator or the Transferor, as the case may be, at a price equal to the "Purchase Amount" (as defined below). The purchase obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any such uncured breaches.

         Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase a Receivable from the Issuer if the interests of the Noteholders, the Insurer or the Issuer in such Receivable are materially adversely affected by a breach of certain of its servicing obligations under the Sale and Servicing Agreement (including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or certain other covenants with respect to the Servicer), if the breach has not been cured following the discovery or notice to the Servicer of the breach.

         The "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as PeopleFirst is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

Accounts

Collection Account

         The Issuer will establish and maintain with the Indenture Trustee one or more accounts (the "Collection Account"), in the name of the Indenture Trustee on behalf of the Noteholders, the Certificateholders and the Insurer, into which payments or other amounts received with respect to the Receivables will be deposited. The Collection Account will be maintained with the Indenture Trustee so long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee or its corporate parent no longer have such acceptable rating, the Servicer will, with the Indenture Trustee's assistance as necessary, cause such accounts to be moved within 30 days to a bank whose deposits have such rating.

Distribution Accounts

         The Servicer will also establish and maintain an account, in the name of the Indenture Trustee, on behalf of the Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). A separate account, the "Certificate Distribution Account," will be maintained for the purpose of making distributions to Certificateholders.

Reserve Account

         Pursuant to a Master Reserve Account Agreement, dated as of the Closing Date (the "Reserve Account Agreement"), among the Transferor, the Insurer, the Indenture Trustee and Norwest Bank Minnesota, National Association, as indenture collateral agent (the "Indenture Collateral Agent"), the Transferor will cause the Indenture Collateral Agent to establish the Reserve Account in the name of the Indenture Collateral Agent for the benefit of the Insurer. On the Closing Date, the Transferor will make an initial deposit of cash into the Reserve Account. On each Payment Date, additional amounts will be deposited into the Reserve Account from collections on the Receivables to the extent funds are available therefor as described under "Description of the Trust Agreements -- Payments" and from amounts, if any, released from the Yield Supplement Account as described under "--Yield Supplement Account." Funds will be withdrawn from the Reserve Account on or before each Payment Date to pay any Deficiency Claim Amount for such Payment Date, including amounts needed to pay the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date.

         The amount required under the Reserve Account Agreement to be on deposit in the Reserve Account at any time (the "Reserve Account Required Amount") may increase or decrease without Noteholder consent and there can be no assurance that the amounts on deposit in the Reserve Account will reach the Reserve Account Required Amount since the existence of the Reserve Account and any other term or provision in the Reserve Account Agreement regarding the Reserve Account may be amended by the Insurer without Noteholder consent. Consequently, the Noteholders should not rely on amounts on deposit in or to be deposited to the Reserve Account in evaluating the likelihood of receiving repayment of the Notes.

         Amounts, if any, on deposit in the Reserve Account on any Payment Date in excess of the Reserve Account Required Amount for each Payment Date will be paid to the Certificateholders.

         In addition, the Issuer, the Depositor, the Insurer and the Indenture Collateral Agent may amend the Reserve Account Agreement (and any provisions in the Insurance Agreement relating to the Reserve Account) in any respect (including, without limitation, reducing or eliminating the Reserve Account Required Amount and/or reducing or eliminating the funding requirements of the Reserve Account or permitting such funds to be used for the benefit of persons other than Noteholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Noteholders. The Indenture Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Indenture Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Account or the depletion thereof, the Insurer will be obligated on each Payment Date to fund for the benefit of the Noteholders the full amount of each Scheduled Payment otherwise required to be made on such Payment Date in accordance with the terms of the Policy.

Yield Supplement Account

         The Transferor will establish a yield supplement account (the "Yield Supplement Account") for the benefit of the Noteholders and the Insurer, which will initially be a segregated trust account in the corporate trust department of the Indenture Trustee. On the Closing Date, the Transferor will make an initial deposit to the Yield Supplement Account in the amount specified in the Sale and Servicing Agreement.

         No later than 12:00 noon (New York City time) on each Payment Date, the Indenture Trustee will cause an amount equal to the Yield Supplement Amount for such Payment Date, determined as described below, to be transferred from the Yield Supplement Account to the Collection Account. The "Yield Supplement Amount" with respect to any Payment Date will determined by aggregating for all of the Receivables, one twelfth of the difference (if positive) between (x) the product of (1) the Principal Balance of such Receivable multiplied by (2) a rate equal to the Weighted Average Rate plus approximately 0.535% (which percentage represents the Servicing Rate plus approximately 0.035%) and (y) the product of
(1) the Principal Balance of such Receivable multiplied by (2) the APR on such Receivable. For purposes of calculating the Yield Supplement Amount on each Payment Date, the Servicer will determine the Principal Balance of each Receivable and the Weighted Average Rate as of the first day of the related Collection Period.

         The "Weighted Average Rate" means, with respect to any date of determination, a per annum rate equal to (1) the sum of (a) the product of (x) the outstanding principal amount of the Class A-1 Notes on such date and (y) the Class A-1 Interest Rate, plus (b) the product of (x) the outstanding principal amount of the Class A-2 Notes on such date and (y) the Class A-2 Interest Rate, plus (c) the product of (x) the outstanding principal amount of the Class A-3 Notes on such date and (y) the Class A-3 Interest Rate, divided by (2) the outstanding principal amount of the Notes on such date.

         On each Payment Date, the amount required to be on deposit in the Yield Supplement Account (after giving effect to the transfer of the Yield Supplement Amount for such Payment Date to the Collection Account on such Payment Date) will be an amount equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates, which will be determined assuming that future scheduled payments on the Receivables are made on their scheduled due dates. The amount on deposit in the Yield Supplement Account in excess of the maximum required balance on each Payment Date will be transferred to the Reserve Account.

Pre-Funding Account

         On the Closing Date, a cash amount equal to approximately $38,746,002 (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Trustee. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Trustee for the benefit the Noteholders. The "Pre-Funding Period" is the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the occurrence of a Servicer Default under the Sale and Servicing Agreement, or
(iii) February 29, 2000.

         The Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "Pre-Funded Amount." The Transferor expects that the Pre-Funded

Amount will be reduced to less than $100,000 on or before the end of the Pre-Funding Period. Any Pre-Funded Amount remaining at the end of the Pre-Funding Period will be payable to the Noteholders as described herein under "Description of the Notes--Mandatory Redemption."

Capitalized Interest Account

         On the Closing Date, cash in the approximate amount of $395,000 amount will be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Trustee. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Trustee for the benefit of the Noteholders. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring on or prior to March 15, 2000 to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Payment Date at the weighted average Interest Rates on the portion of the Notes having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Transferor on such date.

Certain Allocations

         On or before the fifth Business Day prior to the each Payment Date, (each, a "Determination Date"), the Servicer will be required to deliver a certificate (the "Servicer's Certificate") to the Indenture Trustee and the Insurer, specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Transferor or the Servicer, all with respect to the preceding Collection Period.

         Not later than the fourth Business Day prior to each Payment Date (each such day, a "Deficiency Claim Date"), the Indenture Trustee will, based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date, deliver to the Indenture Collateral Agent, the Insurer and the Servicer a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount (as defined below) for such Payment Date. Such Deficiency Notice will direct the Indenture Collateral Agent to transfer such Deficiency Claim Amount from amounts on deposit in the Reserve Account for deposit in the Collection Account. The "Deficiency Claim Amount" on any Determination Date will equal the excess, if any, of (i) the sum of the amounts payable on the related Payment Date pursuant to clauses (1) through (5) under "--Payments" below over (ii) the amount of Available Funds with respect to such Determination Date.

         On each Payment Date, the Servicer is required to instruct the Indenture Trustee to distribute funds in the amounts and priority set forth under "--Payments" below.

Payments

         On each Payment Date, the Indenture Trustee will make the following payments from the Collection Account in the following order of priority:

         1. first, from the Distribution Amount, to the Servicer, any accrued and unpaid Servicing Fee for the related calendar month to the extent not retained by the Servicer;

         2. second, from the Distribution Amount, pro rata, all accrued and unpaid fees and expenses due and owing the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Custodian and the Indenture Collateral Agent;

         3. third, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

         4. fourth, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal";

         5. fifth, from the Distribution Amount, to the Insurer, any amounts due and owing under the Insurance Agreement;

         6. sixth, from Available Funds, to the Reserve Account, all Available Funds remaining after the distributions pursuant to clauses 1 through 5 above;

         7. seventh, from amounts, if any, released from the Reserve Account on such Payment Date due to an excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount, to the Certificate Distribution Account for distribution to the Certificateholders, the Certificateholders' Principal Distributable Amount; and

         8. eighth, all remaining amounts released from the Reserve Account on such Payment Date (after giving effect to the payment under clause 7) to the Certificate Distribution Account for distribution to the Certificateholders.

         In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Payment Date to make the payments required under clauses (1) through (4) above on such Payment Date, the Indenture Trustee will furnish to the Insurer no later than 12:00 noon, New York City time on the related Draw Date a notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to the Noteholders on the related Payment Date.

The following defined terms are used in this "--Payments" section:

               "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for the related Collection Period,
         (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, (iii) the Monthly Capitalized Interest Amount with respect to the related Payment Date, (iv) the Yield Supplement Amount with respect to the related Payment Date, and (v) following the acceleration of the Notes pursuant to the Indenture, the amount of money or property collected by the Indenture Trustee with respect to the assets of the Issuer (from the sale of the assets or otherwise) since the preceding Determination Date.

               "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Certificateholders' Percentage of the Principal Distributable Amount.

               "Certificateholders' Percentage" means (1) for each Payment Date prior to the Payment Date on which the Class A-3 Notes are paid in full, 2%, (ii) on the Payment Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Payment Date over (y) the outstanding principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount for such Payment Date, and (iii) for each Payment Date thereafter to and including the Payment Date on which the Certificate Balance is reduced to zero, 100%.

               "Certificateholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Payment Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Payment Date.

               "Certificateholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Payment Date and the Certificateholders' Principal Carryover Shortfall for such Payment Date; provided that the Certificateholder's Principal Distributable Amount may not exceed the Certificate Balance.

               "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

               "Cut-off Date" means, with respect to an Initial Receivable, the Initial Cut-off Date, and, with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.

               "Distribution Amount" with respect to any Payment Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) any amounts received with respect to the Deficiency Claim Amount (from the Reserve Account, an Insurer Optional Deposit or otherwise other than from draws under the Policy) by the Indenture Trustee, with respect to such Payment Date.

               "Draw Date" means, with respect to any Payment Date, the third Business Day (as defined in the Policy) immediately preceding such Payment Date.

               "Insurer Optional Deposit" means, with respect to any Payment Date, an amount delivered by the Insurer for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Policy.

               "Net Liquidation Proceeds" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account and drawings under the Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

               "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholder's Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

               "Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Noteholders' Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Notes from such preceding Payment Date to but excluding the current Payment Date.

               "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date.

               "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the products for each class of Notes of (i) the product of the applicable Interest Rate for such class and 1/12 and (ii) the outstanding principal amount of such class of Notes immediately preceding such Payment Date.

               "Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Payment Date, over the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of principal due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Notes from such preceding Payment Date to but excluding the current Payment Date.

               "Policy Claim Amount" means, the amount by which (a) the portion of the Distribution Amount available to make Scheduled Payments on the Notes for any Payment Date is less than (b) the amount necessary to make the Scheduled Payments on the Notes for such Payment Date.

Statements to Noteholders

         On or prior to each Payment Date, the Indenture Trustee will be required to forward a statement to the Noteholders, the Rating Agencies and the Insurer. Such statements will be based on the information contained in the Servicer's Certificate delivered by the Servicer on or before the related Determination Date. Each such statement will include the following information as to the Notes, with respect to such Payment Date or the period since the previous Payment Date, as applicable:

             (i) the amount of the distribution allocable to interest on or with respect to the Notes:

             (ii) the amount of the distribution allocable to principal with respect to the Notes;

             (iii) the Noteholders' Interest Carryover Shortfall if any, the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

             (iv) the amount of the distribution, if any, payable pursuant to a claim on the Policy;

             (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection period; and

             (vi) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period.

         Each amount set forth pursuant to subclauses (i), (ii) and (iii) with respect to Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

         Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Issuer to Cede & Co., as registered holder of the Notes and the nominee of DTC.

         Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder and such other information as the Issuer deems necessary to enable such Noteholder to prepare its tax returns.

Servicer Default; Rights Upon Servicer Default

         A "Servicer Default" under the Sale and Servicing Agreement will include:

         (a) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for one Business Day after written notice from the Insurer, the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer,

         (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the Noteholders and the Insurer and which continues unremedied after applicable grace periods,

         (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer or the Transferor and certain actions by the Servicer or the Transferor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations,

         (d) failure to deliver a Servicer's Certificate or annual statement of Servicer's compliance within specified periods,

         (e) breach of any representation or warranty of the Servicer set forth in the Sale and Servicing Agreement, which materially and adversely affects the rights of the Noteholders or the Insurer and remains uncured after applicable grace periods, and

         (f) unless an Insurer Default has occurred and is continuing, certain defaults under the Insurance Agreement.

         If a Servicer Default occurs, then the Controlling Party or holders of Notes representing not less than 25% of the voting rights thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the voting interest thereof) may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. If such event occurs when PeopleFirst is the Servicer, or, if PeopleFirst is terminated as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Backup Servicer") has agreed, subject to the qualifications contained in the Sale and Servicing Agreement, to serve as successor Servicer under the Sale and Servicing Agreement or any other entity serving at the time as Backup Servicer becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate and will no longer be entitled to receive a fee as Backup Servicer.

         Consistent with its customary procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will reduce the principal balance or APR of any Receivable or modify any Receivable if such amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount. See "Risk Factors -- Maturity and Prepayment Considerations" in the Prospectus. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law.

         The Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable. The receivable created by the refinancing shall not be property of the Issuer.

Servicing Compensation

         The Servicer is entitled under the Sale and Servicing Agreement on each Payment Date to a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the sum of (i) 0.50% (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Monthly Period (the "Servicing Fee") and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may retain the Servicing Fee from collections on the Receivables. See "Description of the Trust Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Appointment of Subservicer

         The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer upon the prior written consent of the Controlling Party; provided; however, that the Servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Financial Vehicles without the consent of the Controlling Party; and provided, further, that the Servicer remain obligated and liable to the Indenture Trustee, the Insurer and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions thereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the Servicer and its subservicer from time to time and none of the Indenture Trustee, the Insurer, the Noteholders shall have any responsibility therefor.

Amendment

         The Sale and Servicing Agreement may be amended from time to time by the Transferor, the Depositor, the Indenture Trustee, the Originator, the Servicer, the Backup Servicer, the Custodian and the Issuer, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or Certificateholders to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising thereunder which would not be inconsistent with the provisions of the Sale and Servicing Agreement or the Insurance Agreement; provided that, if the Insurer is no longer the Controlling Party, such action would not, as evidenced by an opinion of counsel delivered to the Depositor, the Owner Trustee, the Rating Agencies and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholders and the Certificateholders.

         The Sale and Servicing Agreement may also be amended from time to time by the Transferor, the Depositor, the Originator, the Servicer, the Backup Servicer, the Indenture Trustee and the Owner Trustee, with (i) the consent of the Insurer, if the Insurer is the Controlling Party, but without the consent of any Noteholders or Certificateholders, or (ii) if the Insurer is no longer the Controlling Party, with the consent of a Note Majority and the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal amount of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the holders of all the outstanding Certificates, of such class affected thereby; provided further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         Information regarding certain legal aspects of the Receivables is set forth under "Certain Legal Aspects of the Receivables" in the Prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material Federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "Code," proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Rogers & Wells LLP, special Federal tax counsel for the Issuer, as qualified in this summary. Rogers & Wells LLP has prepared or reviewed the statements in this Prospectus Supplement under the headings "Summary of Terms--Tax Status" and "Federal Income Tax Consequences," and "Summary of Terms--Tax Considerations" and "Certain Tax Considerations" in the Prospectus," and are of the opinion that they are correct in all material respects.

         The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor and, thus, is not tax advice. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Notes and one or more other investments, trusts and estates and pass-through entities the equity holders of which are any of these specified investors. In addition, the discussion regarding the Notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market.

         The Issuer will be provided with an opinion of Rogers & Wells LLP regarding certain Federal income tax matters discussed below. An opinion of Rogers & Wells LLP, however, is not binding on the Internal Revenue Service, called the "IRS," or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

         We will agree, and you will agree by your purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Rogers & Wells LLP is of the opinion that although there is no directly governing authority that discusses the classification of securities issued in transactions with facts similar to the Issuer, the Notes will be classified as debt for Federal income tax purposes. The discussion below assumes the Notes are classified as debt for Federal income tax purposes.

Interest Income on the Notes

         Except as discussed below, the Notes will not be considered issued with original issue discount, or "OID." You will be required to report as ordinary interest income the stated interest on the Notes when received or accrued in accordance with your method of tax accounting. Under Treasury regulations, called the "OID Regulations," if you hold a Note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the Note. If you purchase a note for more or less than its principal amount, you will generally be subject to the premium amortization or market discount rules of the Code, respectively.

Sale or Other Disposition

         If you sell a Note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Note. Your adjusted tax basis of a Note will equal your cost for the Note, increased by any market discount, OID and gain previously included in your income with respect to the Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the Note. Any gain or loss will be capital gain or loss provided that you held the Note as a capital asset within the meaning of Section 1221 of the Code, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

Foreign Holders

         If you are a nonresident alien, foreign corporation or other non-United States person, called a "foreign person," any interest paid or accrued to you will generally be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

         . are not actually or constructively a "10 percent shareholder" of the Issuer or the Transferor, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the Issuer or the Transferor is a "related person" (as defined in the Code); and

         .     satisfy the statement requirement set forth in Section 871(h) and
               Section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a United States person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person, which certification may be made on an IRS Form W-8 or on new IRS Form W-8BEN, or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. Under recently finalized Treasury regulations, called the "Final Regulations," the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. The Final Regulations will generally be effective for payments made after December 31, 2000. We recommend that you consult your own tax advisors regarding the Final Regulations.

         If you are a foreign person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

         . IRS Form 1001, or new IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

         . IRS Form 4224, or new IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

         If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of that trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

         If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

         . the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

         . if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

Backup Withholding

         If you are not an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold 31% of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. The Final Regulations make modifications to the backup withholding rules. We recommend that you consult your own tax advisors regarding the Final Regulations.

Possible Alternative Treatments of the Notes

         If, contrary to the opinion of Rogers & Wells LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. If so treated, the issuer might be treated as a publicly traded partnership, but it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a tax-exempt entity, income to you would be "unrelated business taxable income," if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses. Furthermore, characterization of the issuer as a publicly traded partnership may cause you to be subject to state and local taxation in jurisdictions in which you are not currently subject to tax.

         The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes. The following summary represents the opinion of Rogers & Wells LLP ("Federal Tax Counsel") subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to constitute tax advice or furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code", the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

Scope of the Tax Opinions

         In the opinion of Federal Tax Counsel, the Issuer will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Federal Tax Counsel is of the opinion that although there is no directly governing authority that discusses the classification of securities issued in transactions with facts similar to the Issuer, the Notes will be characterized as debt for federal income tax purposes.

         In addition, Federal Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they related to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and "Summary of Terms--Tax Considerations" and "Certain Tax Considerations" in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of certain federal tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Notes.

Tax Classification of the Issuer as a Partnership

         Federal Tax Counsel is of the opinion that the Issuer (which the Trust Agreement specifies is intended to be treated as a partnership) will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission as an exhibit to a Form 8-K prior to an issuance of Notes by the Issuer. This opinion is based on the assumption that all of the transactions will comply with the terms of the Trust Agreement and related documents, and on Federal Tax Counsel's conclusion that the nature of the income of the Issuer will exempt if from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Issuer were taxable as a corporation or as a publicly traded partnership treated as an association taxable as a corporation, the Issuer would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for payment to the Noteholders.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Transferor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, although there is no directly governing authority that discusses the classification of securities issued in transactions with facts similar to the Issuer, the Notes will be characterized as debt for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission with a Form 8-K. Such agreement and opinion are not binding on the IRS and, as stated above, no assurance can be given that the characterization of the Notes as debt will prevail if the issue were challenged by the IRS. The discussion below assumes that this characterization of the Notes is correct.

         The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

         Interest Income on the Notes. Based on the above assumptions, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholders' method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost of the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or the Transferor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Issuer or the Transferor is a

"related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8, new Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Notes is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8, new Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         In October 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN, while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 2000, and Forms W-8, 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

                            STATE TAX CONSEQUENCES

         In the opinion of Saxon, Barry, Gardner & Kincannon, California tax counsel to the Issuer, although there is no directly governing authority that discusses the classification of securities issued in transactions with facts similar to the Issuer's, the Notes will be characterized as debt for California corporation franchise tax purposes. In addition, since California follows the entity classification rules of federal income tax law, the Issuer will not be treated as a separate entity taxable as a corporation for California corporation franchise tax purposes. However, if the Notes were treated as equity interests in the Issuer by California, the Issuer may be subject to one or both of an income tax or a withholding tax that California imposes on pass-through entities (including partnerships). Moreover, if California changes its position on the federal entity classification rules and thus decided not to follow them, the Issuer may be treated as a separate entity taxable as a corporation for California corporation franchise tax purposes. Any income, withholding, or franchise tax liability of the Issuer incurred by the Issuer is expected not to be material, and the Servicer will indemnify the Issuer for any such tax liability.

         Prospective investors are urged to consult with their own tax advisors regarding the state tax consequences to them of purchasing, holding and disposing of Notes.


                             ERISA CONSIDERATIONS

         The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in the assets of the Issuer being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

         Under Section 2510.3-101 of the Regulations (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DOL"), when a Plan invests in an "equity interest" an entity (including for these purposes interests that may be denominated as debt but that have substantial equity features), the Plan's assets could be deemed, for purposes of ERISA and Section 4975 of the Code, to include both the equity interest and an undivided interest in each of the underlying assets of the entity. If the underlying assets of the entity are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries, Plan administrators, and parties in interest (under ERISA) and (disqualified persons under the Code) under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the Issuer, and any other parties with authority or control with respect to the Issuer, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services. Although there is little guidance on the subject, the Transferor intends to take the position that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. In analyzing these issues with their own counsel, prospective purchasers of Notes should consider, among other things, that although special counsel has concluded that the Notes are debt for federal income tax purposes, see "Federal Income Tax Consequences," it is not clear whether the Notes would be treated as issued by the Issuer, the Transferor or another person related to the Transferor.

         Without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an Affiliate, the Transferor, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest (under ERISA) or disqualified person (under the Code) with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Such exemptions, even if applicable, may not apply to all possible prohibited transactions and other violations of ERISA and Section 4975 of the Code. By its acceptance of a Note, each Noteholder shall be deemed to have represented and warranted that its purchase and holding of the Note will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         PRIOR TO MAKING AN INVESTMENT IN NOTES, EMPLOYEE BENEFIT PLAN INVESTORS (WHETHER OR NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE (AND, PARTICULARLY IN THE CASE OF NON-ERISA PLANS AND ARRANGEMENTS, ANY ADDITIONAL STATE, LOCAL AND FOREIGN LAW CONSIDERATIONS), AS APPLICABLE, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES OF AN INVESTMENT IN NOTES.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the Depositor has agreed to cause the Issuer to sell to each of the underwriters listed below (each, an "Underwriter"), and each of the Underwriters has agreed to purchase, the principal amount of each class of the Notes set forth opposite its name below. Under the terms and conditions of the Underwriting Agreement, each of the Underwriters is obligated to take and pay for all of the Notes if any are taken.

                                                     Class A-1         Class A-2         Class A-3
Underwriters                                           Notes             Notes             Notes
------------                                         ---------         ---------         ---------
Prudential Securities Incorporated ..............  $37,334,000.00    $28,000,000.00    $12,000,000.00

Barclays Capital Inc.............................  $18,666,000.00    $14,000,000.00    $ 6,000,000.00
                                                   --------------    --------------    --------------

Total............................................  $56,000,000.00    $42,000,000.00    $18,000,000.00
                                                   ==============    ==============    ==============

         The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to selling group members at such prices less a selling concession not in excess of the percentage set forth below for each such class of Notes. The Underwriters may allow, and such selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each such class of Notes. After the initial public offering, the public offering price and such concessions may be changed.

                                                      Selling
                                                   Concession     Reallowance
                                                   ----------     -----------
         Class A-1 Notes........................        0.180%          0.100%
         Class A-2 Notes........................        0.180%          0.100%
         Class A-3 Notes........................        0.180%          0.100%

         The Depositor does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by the Underwriters that they may make a market in the Notes. The Underwriters are not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         The Depositor, the Transferor and the Servicer have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         In the ordinary course of their respective businesses, each Underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Depositor, the Transferor and the Servicer.

         After the initial distribution of the Notes by the Underwriter, this Prospectus Supplement may be used by the Underwriters or its successors, in connection with offers and sales relating to market making transactions in the Notes. The Underwriters may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Each Underwriter is a member of the New York Stock Exchange, Inc.


                                    EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates and certain federal income tax and other matters will be passed upon for the Issuer by Rogers & Wells LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois. Rogers & Wells LLP and Mayer, Brown & Platt may from time to time render legal services to the Originator, Transferor, the Depositor, the Servicer and its affiliates. Certain partners of Rogers & Wells LLP hold equity interests in PeopleFirst.com Inc., the parent company of PeopleFirst Finance LLC. Certain legal matters will be passed upon for the Insurer by Brian Mellstrom, Assistant General Counsel to the Insurer.

                             RATINGS OF THE NOTES

         Although the Issuer will not issue the Notes unless S&P and Moody's rate each class of Notes in the highest long-term rating category, there is no guarantee that such ratings will not be lowered or withdrawn by a Rating Agency in the future. The ratings of the Notes by the Rating Agencies will be based on the Policy. A rating is not a recommendation to purchase, hold or sell the Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of Financial Security Assurance Inc. and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd., are hereby incorporated by reference in this Prospectus Supplement:

         (a) Annual Report on Form 10-K, as amended, for the year ended December 31, 1998,

         (b) Quarterly Report on Form 10-Q, as amended, for the period ended March 31, 1999,

         (c) Quarterly Report on Form 10-Q for the period ended June 30, 1999, and

         (d) Quarterly Report on Form 10-Q for the period ended September 30, 1999.

         All financial statements of Financial Security Assurance Inc. and subsidiaries included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes, shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                            INDEX OF DEFINED TERMS

ABS.....................................................................................................       S-26
ABS Table...............................................................................................       S-26
aggregate risks.........................................................................................       S-41
Amount Financed.........................................................................................       S-16
APR.....................................................................................................       S-14
Available Funds.........................................................................................       S-49
Backup Servicer.........................................................................................       S-53
Basic Documents.........................................................................................       S-37
Business Day............................................................................................       S-43
Capitalized Interest Account............................................................................       S-48
Certificate Distribution Account........................................................................       S-46
Certificateholders' Monthly Principal Distributable Amount..............................................       S-49
Certificateholders' Percentage..........................................................................       S-50
Certificateholders' Principal Carryover Shortfall.......................................................       S-50
Certificateholders' Principal Distributable Amount......................................................       S-50
Certificates............................................................................................       S-13
Class A-1 Final Scheduled Payment Date..................................................................       S-32
Class A-1 Interest Rate.................................................................................       S-31
Class A-1 Notes.........................................................................................       S-13
Class A-2 Final Scheduled Distribution Date.............................................................       S-32
Class A-2 Interest Rate.................................................................................       S-31
Class A-2 Notes.........................................................................................       S-13
Class A-3 Final Scheduled Payment Date..................................................................       S-32
Class A-3 Interest Rate.................................................................................       S-31
Class A-3 Notes.........................................................................................       S-13
Closing Date............................................................................................       S-13
Code.................................................................................................... S-54, S-58
Collected Funds.........................................................................................       S-50
Collection Account......................................................................................       S-45
Collection Period.......................................................................................       S-33
Commission..............................................................................................       S-31
Controlling Party.......................................................................................       S-35
Cram Down Loss..........................................................................................       S-16
Custodian...............................................................................................       S-44
Cut-off Date............................................................................................       S-50
Dealers.................................................................................................       S-21
Deficiency Claim Amount.................................................................................       S-48
Deficiency Claim Date...................................................................................       S-48
Deficiency Notice.......................................................................................       S-48
Depositor...............................................................................................       S-21
Determination Date......................................................................................       S-48
Distribution Amount.....................................................................................       S-50
DOL.....................................................................................................       S-61
Draw Date...............................................................................................       S-50
Event of Default........................................................................................       S-34
Federal Tax Counsel.....................................................................................       S-57

Final Scheduled Payment Dates...........................................................................       S-32
Financed Vehicle........................................................................................       S-14
Financial Security......................................................................................       S-39
foreign person..........................................................................................       S-59
Holdings................................................................................................       S-39
Indenture...............................................................................................       S-31
Indenture Collateral Agent..............................................................................       S-46
Indenture Trustee.......................................................................................       S-13
Initial Cut-off Date....................................................................................       S-14
Initial Pre-Funded Amount...............................................................................       S-47
Initial Receivables.....................................................................................       S-14
Insurance Agreement Indenture Cross Defaults............................................................       S-33
Insurer.................................................................................................       S-39
Insurer Default.........................................................................................       S-33
Interest Rates..........................................................................................       S-31
IRS..................................................................................................... S-55, S-57
Issuer..................................................................................................       S-13
Liquidated Receivable...................................................................................       S-16
Mandatory Redemption Date...............................................................................       S-33
Monthly Capitalized Interest Amount.....................................................................       S-48
Moody's.................................................................................................       S-15
Net Liquidation Proceeds................................................................................       S-50
Note Distribution Account...............................................................................       S-46
Note Majority...........................................................................................       S-34
Noteholders' Distributable Amount.......................................................................       S-51
Noteholders' Interest Distributable Amount..............................................................       S-51
Noteholders' Interest Carryover Shortfall...............................................................       S-51
Noteholders' Monthly Interest Distributable Amount......................................................       S-51
Noteholders' Percentage.................................................................................       S-32
Noteholders' Principal Distributable Amount.............................................................       S-32
Notes...................................................................................................       S-13
Notice of Default.......................................................................................       S-34
OID..................................................................................................... S-55, S-59
OID Regulations......................................................................................... S-55, S-59
Order...................................................................................................       S-42
Original Pool Balance...................................................................................       S-32
Originator..............................................................................................       S-21
Owner Trust Agreement...................................................................................       S-13
Owner Trustee...........................................................................................       S-13
PeopleFirst.............................................................................................       S-21
Plan....................................................................................................       S-61
Plan Asset Regulation...................................................................................       S-61
Policy Claim Amount.....................................................................................       S-51
Pre-Funded Amount.......................................................................................       S-47
Pre-Funding Account.....................................................................................       S-47
Pre-Funding Period......................................................................................       S-47
Principal Distributable Amount..........................................................................       S-32
Purchase Amount.........................................................................................       S-45

Purchased Receivable......................................................................................     S-16
Rating Agencies...........................................................................................     S-15
Receipt...................................................................................................     S-42
Receivables...............................................................................................     S-14
Receivables Pool..........................................................................................     S-14
Received..................................................................................................     S-42
Remaining Pre-Funding Amount..............................................................................     S-33
Reserve Account Agreement.................................................................................     S-46
Reserve Account Required Amount...........................................................................     S-46
Risk Factors..............................................................................................      S-8
S&P.......................................................................................................     S-15
Sale and Servicing Agreement..............................................................................     S-43
Scheduled Payment.........................................................................................     S-41
Seller....................................................................................................     S-21
Servicer..................................................................................................     S-21
Servicer Default..........................................................................................     S-52
Servicer's Certificate....................................................................................     S-48
Servicing Fee.............................................................................................     S-53
Servicing Fee Rate........................................................................................     S-53
Servicing Portfolio.......................................................................................     S-23
single risks..............................................................................................     S-41
Subsequent Cut-off Date...................................................................................     S-14
Subsequent Receivables....................................................................................     S-14
Subsequent Transfer Agreement.............................................................................     S-14
Trust.....................................................................................................     S-13
Trust Agreements..........................................................................................     S-43
Trust Fund................................................................................................     S-14
Underwriter...............................................................................................     S-62
Weighted Average Rate.....................................................................................     S-47
Withholding Tax Regulations...............................................................................     S-60
Yield Supplement Account..................................................................................     S-47

PROSPECTUS
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             Auto Receivables Backed Securities Issuable in Series

                    PRUDENTIAL SECURITIES SECURED FINANCING
                                 CORPORATION,
                                   Depositor

     This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

     Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers and note and security agreements secured by new and used automobiles and light duty trucks financed thereby, or participation or security interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust
Agreement -- Credit and Cash Flow Enhancement."   (continued on next page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE
OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
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     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
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               The date of this Prospectus is November 17, 1999.
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(continued from previous page)

The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

     Each series of Securities will include one or more classes (each, a "Class"). Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. See "Description of the Securities."

                             PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables; (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

          The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, Suite 1400, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements, and other items. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any

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securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                          REPORTS TO SECURITYHOLDERS

          Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities -- Book-Entry Registration."

          The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Joe Donovan.

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                                SUMMARY OF TERMS

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer ...........................      With respect to each series of
                                        Securities, either the Depositor, a
                                        special-purpose finance subsidiary of
                                        the Depositor which may be organized and established by the Depositor with respect to one or more Trust Funds (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor.
                                        For purposes of this Prospectus, the
                                        term "Depositor" includes the term
                                        "Transferor". The Depositor, a
                                        Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See
                                        "The Issuer."

Depositor ........................      Prudential Securities Secured
                                        Financing Corporation, formerly known
                                        as P-B Secured Financing Corporation
                                        (the "Depositor"), a Delaware
                                        corporation, a wholly-owned limited
                                        purpose finance subsidiary of
                                        Prudential Securities Incorporated.
                                        The Depositor's principal executive
                                        offices are located at One New York
                                        Plaza, New York, New York 10292, and
                                        its telephone number is (212)
                                        778-1000.  See "The Depositor."

Servicer .........................      The Servicer for each Trust Fund will
                                        be specified in the applicable
                                        Prospectus Supplement.  The Servicer
                                        will service the Receivables
                                        comprising each Trust Fund and
                                        administer each Trust Fund pursuant
                                        to the related Servicing Agreement.
                                        The Servicer may subcontract all or
                                        any portion of its obligations as
                                        Servicer under each Servicing
                                        Agreement to qualified subservicers
                                        (each, a "Sub-Servicer") but the
                                        Servicer will not be relieved thereby
                                        of its liability with respect
                                        thereto.  See "Servicing of the
                                        Receivables."

Originator(s) ....................      The Depositor will acquire the
                                        Receivables from one or more
                                        affiliates of the Depositor or from
                                        one or more entities which are
                                        unaffiliated with the Depositor (any
                                        such affiliate or unaffiliated
                                        entity, an "Originator").  The
                                        Receivables will be either (i)
                                        originated by the related Originator,
                                        (ii) originated by various
                                        manufacturers of Vehicles
                                        ("Manufacturers") and acquired by the
                                        related Originator, (iii) originated
                                        by various dealers, which may or may
                                        not be affiliated with one or more
                                        Manufacturers ("Dealers", and
                                        together with Manufacturers,
                                        "Vendors") or (iv) acquired by the
                                        related Originator from other
                                        originators or owners of Receivables.
                                        In addition, to the extent that the
                                        Depositor acquires Receivables

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                                        directly from a Vendor, such Vendor will
                                        be the Originator for purposes of the
                                        related Receivables and this Prospectus.
                                        See "The Originator" and "The Servicer"
                                        in the related Prospectus Supplement.

Trustee ..........................      The Trustee for each series of
                                        Securities will be specified in the
                                        related Prospectus Supplement. In
                                        addition, a Trust may separately enter
                                        into an Indenture and may issue Notes
                                        pursuant to such Indenture; in any such
                                        case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture
                                        Act of 1939 and the Investment Company
                                        Act of 1940.

The Securities ...................      Each Class of Securities of any series
                                        will evidence beneficial ownership in a
                                        segregated pool of assets (each, a
                                        "Trust Fund") (Such Securities,
                                        "Certificates") or will represent
                                        indebtedness of the Issuer secured by
                                        the Trust Fund (such Securities,
                                        "Notes"), as described herein and in the related Prospectus Supplement. Each
                                        Trust Fund may consist of any
                                        combination of retail installment sales
                                        contracts between manufacturers, dealers or certain other originators and retail purchasers or note and security agreements secured by new and used automobiles and light duty trucks financed thereby, or participation or security interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust
                                        Fund also may include a security
                                        interest in the underlying new and used
                                        automobiles and light duty trucks and
                                        property relating thereto, together with the proceeds thereof (the "Vehicles" and together with the Contracts, the
                                        "Receivables").

                                        Each Trust Fund will include Receivables with respect to which the related Contract or the related underlying Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                                        If and to the extent specified in the
                                        related Prospectus Supplement, credit
                                        enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means

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                                        of subordination, cross-support
                                        among the Receivables or over-
                                        collateralization. The Depositor will
                                        acquire the Receivables from the related
                                        Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                                        With respect to Securities issued by
                                        a Trust, each Trust will be
                                        established pursuant to an agreement
                                        (each, a "Pooling Agreement") by and
                                        between the Depositor and the
                                        Trustee named therein.  Each Pooling
                                        Agreement will describe the related
                                        pool of Receivables held by the
                                        Trust.


                                        With respect to Securities that
                                        represent debt issued by the Issuer,
                                        the Issuer will enter into an
                                        indenture (each, an "Indenture") by
                                        and between the Issuer and the
                                        trustee named on such Indenture (the
                                        "Indenture Trustee").  Each
                                        Indenture will describe the related
                                        pool of Receivables comprising the
                                        Trust Fund and securing the debt
                                        issued by the related Issuer.

                                        The Receivables comprising each Trust
                                        Fund will be serviced by the
                                        Servicer pursuant to a servicing
                                        agreement (each, a "Servicing
                                        Agreement") by and between the
                                        Servicer and the related Issuer.

                                        In the case of any individual Trust
                                        Fund, the contractual arrangements
                                        relating to the establishment of a
                                        Trust, if any, the servicing of the
                                        related Receivables and the issuance
                                        of the related Securities may be
                                        contained in a single agreement, or
                                        in several agreements which combine
                                        certain aspects of the Pooling
                                        Agreement, the Servicing Agreement
                                        and the Indenture described above
                                        (for example, a pooling and
                                        servicing agreement, or a servicing
                                        and collateral management
                                        agreement).  For purposes of this
                                        Prospectus, the term "Trust
                                        Agreement" as used with respect to a
                                        Trust Fund means, collectively, and
                                        except as otherwise described in the
                                        related Prospectus Supplement, any
                                        and all agreements relating to the
                                        establishment of a Trust, if any,
                                        the servicing of the related
                                        Receivables and the issuance of the
                                        related Securities.  The term
                                        "Trustee" means any and all persons
                                        acting as a trustee pursuant to a
                                        Trust Agreement.

                                  Securities Will Be Non-Recourse.

                                        The Securities will not be
                                        obligations, either recourse or
                                        non-recourse (except for certain
                                        non-recourse debt described under
                                        "Certain Tax Considerations"), of
                                        the Depositor, the related Servicer,
                                        the related Originator(s) or any
                                        person other than the related
                                        Issuer.  The Notes of a given series
                                        represent obligations of the Issuer,
                                        and the Certificates of a given
                                        series represent beneficial

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

                                        interests in the related Trust only and
                                        do not represent interests in or
                                        obligations of the Depositor, the
                                        related Servicer, the related
                                        Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interests in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                               General Nature of the Securities as Investments.

                                        All of the Securities offered pursuant
                                        to this Prospectus and the related
                                        Prospectus Supplement will be rated in
                                        one of the four highest rating
                                        categories by one or more Rating
                                        Agencies (as defined herein).

                                        Additionally, all of the Securities
                                        offered pursuant to this Prospectus and
                                        the related Prospectus Supplement will
                                        be of the fixed-income type ("Fixed
                                        Income Securities"). Fixed Income
                                        Securities will generally be styled as
                                        debt instruments, having a principal
                                        balance and a specified interest rate
                                        ("Interest Rate"). Fixed Income
                                        Securities may either represent
                                        beneficial ownership interests in the
                                        related Receivables held by the related
                                        Trust or debt secured by certain assets
                                        of the related Issuer.

                                        Each series or Class of Fixed Income
                                        Securities offered pursuant to this
                                        Prospectus may have a different Interest
                                        Rate, which may be a fixed or adjustable
                                        Interest Rate. The related Prospectus
                                        Supplement will specify the Interest
                                        Rate for each series or Class of Fixed
                                        Income Securities described therein, or
                                        the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                        A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or
                                        (ii) to interest distributions, with
                                        disproportionate, nominal or no
                                        principal distributions. In addition, a
                                        series of Securities may include two or
                                        more Classes of Fixed Income Securities
                                        that differ as to timing, sequential
                                        order, priority of payment, Interest
                                        Rate or amount of distribution of
                                        principal or interest or both, or as to
                                        which

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                                        distributions of principal or interest
                                        or both on any Class may be made upon
                                        the occurrence of specified events, in
                                        accordance with a schedule or formula,
                                        or on the basis of collections from
                                        designated portions of the related pool
                                        of Receivables. Any such series may
                                        include one or more Classes of Fixed
                                        Income Securities ("Accrual
                                        Securities"), as to which certain
                                        accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                                        If so provided in the related Prospectus
                                        Supplement, a series may include one or
                                        more other Classes of Fixed Income
                                        Securities (collectively, the "Senior
                                        Securities") that are senior to one or
                                        more other Classes of Fixed Income
                                        Securities (collectively, the
                                        "Subordinate Securities") in respect of
                                        certain distributions of principal and
                                        interest and allocations of losses on
                                        Receivables.

                                        In addition, certain Classes of Senior
                                        (or Subordinate) Securities may be
                                        senior to other Classes of Senior (or
                                        Subordinate) Securities in respect of
                                        such distributions or losses.

                                   General Payment Terms of Securities.

                                        As provided in the related Trust
                                        Agreement and as described in the
                                        related Prospectus Supplement, the
                                        holders of the Securities
                                        ("Securityholders") will be entitled to
                                        receive payments on their Securities on
                                        specified dates (each, a "Payment
                                        Date"). Payment Dates with respect to
                                        Fixed Income Securities will occur
                                        monthly, quarterly or semi-annually, as
                                        described in the related Prospectus
                                        Supplement.

                                        The related Prospectus Supplement will
                                        describe a date (the "Record Date")
                                        preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

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                                        Each Trust Agreement will describe a
                                        period (each, a "Remittance Period")
                                        preceding each Payment Date (for
                                        example, in the case of monthly-pay
                                        Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                        In addition, and as may be described in
                                        the related Prospectus Supplement, the
                                        related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                                        Such retention and temporary investment
                                        by the Trustee of such collected
                                        payments may be required by the related
                                        Trust Agreement for the purpose of (a)
                                        slowing the amortization rate of the
                                        related Securities relative to the rent
                                        payment schedule of the related
                                        Receivables, or (b) attempting to match
                                        the amortization rate of the related
                                        Securities to an amortization schedule
                                        established at the time such Securities
                                        are issued. Any such feature applicable
                                        to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                        As more fully specified in the related
                                        Prospectus Supplement, neither the
                                        Securities nor the underlying
                                        Receivables will be guaranteed or
                                        insured by any governmental agency or
                                        instrumentality or the Depositor, the
                                        related Servicer, the related
                                        Originator, any Trustee, or any of their affiliates.

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

No Investment Companies...............  Neither the Depositor nor any Trust
                                        will register as an "investment
                                        company" under the Investment Company
                                        Act of 1940, as amended (the
                                        "Investment Company Act").

The Equity Interest...................  With respect to each Trust, the
                                        "Equity Interest" at any time
                                        represents the rights to the related
                                        Trust Fund in excess of the
                                        Securityholders' interest of all
                                        series then outstanding that were
                                        issued by such Trust. The Equity
                                        Interest in any Trust Fund will
                                        fluctuate as the aggregate Discounted
                                        Contract Balance of such Trust Fund
                                        changes from time to time.  In
                                        addition, the Depositor may cause one
                                        or more of the Trusts (such a Trust,
                                        a "Master Trust") to issue additional
                                        series of Securities from time to
                                        time and any such issuance will have
                                        the effect of decreasing the Equity
                                        Interest in the related Master Trust
                                        to the extent of the aggregate
                                        principal amount of the Securities.
                                        See "Description of Securities --
                                        Master Trusts." A portion of the
                                        Equity interest in any Trust may be
                                        sold separately in one or more public
                                        or private transactions.

Master Trusts; Issuance of
Additional Series.....................  As may be described in the related
                                        Prospectus Supplement, a Trust
                                        Agreement may authorize the Trustee
                                        to issue certificates (the "Equity
                                        Certificates") evidencing the Equity
                                        Interest in a Master Trust, and may
                                        provide that, pursuant to any one or
                                        more supplements to such Trust
                                        Agreement, the Depositor may cause
                                        the related Trustee to issue one or
                                        more new series of Securities and
                                        accordingly cause a reduction in the
                                        related Equity Interest in such
                                        Master Trust represented by the
                                        related Equity Certificate.  Under
                                        each such Trust Agreement (each, a
                                        "Master Trust Agreement"), the
                                        Depositor may determine the terms of
                                        any such new series. See "Description
                                        of the Securities -- Master Trusts."

                                        The Depositor may cause the related
                                        Trustee to offer any such new series
                                        to the public or other investors, in
                                        transactions either registered under
                                        the Securities Act or exempt from
                                        registration thereunder, directly or
                                        through one or more underwriters or
                                        placement agents, in fixed-price
                                        offerings or in negotiated
                                        transactions or otherwise.

                                        A new series to be issued by a Trust
                                        which has a series outstanding may,
                                        unless otherwise described in the
                                        related Prospectus Supplement, only
                                        be issued upon satisfaction of the
                                        conditions described herein under
                                        "Description of the Securities --
                                        Master Trusts", including, earning
                                        others, that such issuance will not
                                        effect the rating given to any
                                        existing series issued by such Master
                                        Trust. Securities secured by
                                        Receivables held by a Master Trust
                                        shall be entitled to moneys received
                                        relating to such Receivables on a pari
                                        passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization...............  Except as described in the related Trust
                                        Agreement and the related Prospectus
                                        Supplement, the source of payment for
                                        Securities of each series will be the
                                        assets of the related Trust Fund only.

                                        However, as may be described in the
                                        related Prospectus Supplement, a series
                                        or class of Securities may include the
                                        right to receive moneys from a common
                                        pool of credit enhancement which may be
                                        available for more than one series of
                                        Securities, such as a master reserve
                                        account, master insurance policy or a
                                        master collateral pool consisting of
                                        similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust
                                        Agreement).

Trust Funds...........................  As specified in the related Prospectus
                                        Supplement, each Trust Fund will consist of the related Contracts, and may include a security interest in the related Vehicles. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or overcollateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to acquire the Vehicles or refinancings of such borrowings. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("" APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis .

                              Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

                              "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                              If an Obligor elects to prepay a Rule of 78s
                              Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

                              The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                              With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein unless otherwise provided in the related Prospectus Supplement. The Contracts so acquired may consist of a participation or security interests in the retail installment sales contracts or note and security agreements that evidence the Obligor's obligation to pay. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                              If applicable under the related Prospectus supplement the " Discounted Contract Balance" of a Contract as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                              In addition, if so specified in the related
                              Prospectus Supplement, the Trust Fund will include monies on deposit in a Pre-Funding Account (the " Pre-Funding Account") to be established with the Trustee, which will be used to acquire Subsequent Receivables from time to time during the " Pre-Funding Period" specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Subsequent Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                              If and to the extent provided in the related
                              Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, Subsequent Receivables (the " Subsequent Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of Securities..  Securities may be represented by global securities registered in the name of Cede & Co. (" Cede"), as nominee of The Depository Trust Company (" " DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Book-Entry Registration" herein.

Credit and Cash Flow
Enhancement.................  If and to the extent specified in the related
                              Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of

                              Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a " Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement..................   As more fully described in the related Prospectus
                              Supplement, the Depositor and/or the related
                              Originator will be obligated to acquire from the related Trust Fund any Receivable transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related
                              Originator with respect to such Receivable, which breach has not been cured. To the extent that the Depositor so acquires any Receivables, the related
                              Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of such Receivables from the applicable Trust
                              Fund. The obligation of the Depositor to acquire any such Receivables with respect to which the related Originator has breached a representation or warranty is subject to the related Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund, subject to specified conditions set forth in the related Trust
                              Agreement and Receivables Acquisition Agreement.

Servicer's Compensation.....  The Servicer shall be entitled to receive a fee for servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements -- Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Contracts............  With respect to the transfer of the Contracts to the related Trust pursuant to a Pooling Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Depositor will warrant that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the Issuer, as the case may be, or that the pledge is effective to create the security interest in the Contracts. Each Prospectus Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Depositor with respect to the Vehicles.

                              Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Unless otherwise provided in the related Prospectus Supplement, due to the administrative burden and expense, none of the Depositor, the related Servicer nor the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                              Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the Receivables."

Optional Termination........  The related Servicer, the related Originator, the
                              Depositor, or, if specified in the related
                              Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a Series of Securities under the circumstances and in the manner set forth herein under "The Trust Agreement -Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination.......  The Trustee, the related Servicer or certain other entities specified in the related Prospectus
                              Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in

                              "The Trust Agreement Termination; Retirement of Securities" and in the related Prospectus Supplement.

Tax Considerations..........  Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust Securities"), (ii) debt issued by a Trust or by the Depositor ("Debt Securities") or (iii) interests in a Trust which is treated as a partnership ("Partnership Interests").

                              The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations........  The Prospectus Supplement for each series of
                              Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended (" ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings.....................  Each Class of Securities offered pursuant to this
                              Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the " Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                              The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                 RISK FACTORS

          Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

          Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

          Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts or, if specified in the related Prospectus Supplement, that the transfer to the Depositor is either a valid assignment, transfer and conveyance of Contracts to the Depositor or that the Depositor has a valid security interest in the Contracts. The Receivables held by the Depositor may, if specified in the related Prospectus Supplement, consist of a security interest in the retail installment of contracts or note and security agreements evidencing the Obligor's obligation to pay. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

          Security Interests. The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account. See "Certain Legal Aspects of the Receivables".

          Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

          In the event that the Depositor or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that in any affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a " Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

          Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator sell or contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund, if any, will be transferred to the related Finance Subsidiary.

          With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

          The Depositor believes that the transfer of the Receivables by an Originator to its Finance Subsidiary and, unless otherwise provided in the related Prospectus Supplement, by its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of the transferor of Receivables, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables as a borrowing by the transferor of Receivables or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

          Obligors of the Vehicles may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

          Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Originator is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

          In addition to physical damage insurance which may be required to be maintained by the Obligors pursuant to the Receivables, each Vehicle, as specified in the related Prospectus Supplement, may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance (the "VSI Insurance Policy") which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such vehicle and (ii) inability to locate such vehicle or the related Obligor. Any recovery under the VSI Insurance Policy may be less than the outstanding principal and interest due on the related Receivable. In the event of any such shortfall Securityholders could suffer a loss on their investment.

          Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its portfolio of retail installment sales contracts or note and security agreements will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

          Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

          Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."

          Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

          Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book-Entry Registration."

          Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

          Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

          The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the motor vehicle lending industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

          Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

                                THE TRUST FUNDS

          The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, which Receivables may consist of a security interest in the retail installment sales contract or note and security agreement evidencing the Obligor's obligations to pay (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Subsequent Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one or more classes of Securities.

          The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various manufacturers and acquired by the related Originator, (iii) originated by various Dealers and acquired by the related Originator or (iv) acquired by the related Originator from originators or owners of Receivables.

          Each Trust Fund will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

          The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement or pursuant to provisions of the Trust Agreements between the Originator and the Depositor (the Receivables Acquisition Agreement or the Trust Agreement provisions under which Receivables are acquired are referred to as the " Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

          With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

          The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.

                                  THE ISSUERS

          With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

          Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

          If the protection provided to the Securityholders of a given class by the Subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                THE RECEIVABLES

Receivables Pools

          Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic location, APR, and remaining principal balance as of the applicable Cut-off Date.

The Contracts

          As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

          Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or
(iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

          "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

          If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

Delinquencies, Repossessions, and Net Losses

          Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

Maturity and Prepayment Considerations

          As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

          The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

          The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

          The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing retail installment sales contracts and note and security agreements in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

                                 POOL FACTORS

          The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

          As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the " Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

          The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

          Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

          As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

          As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

          Neither the Depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                                  THE TRUSTEE

          The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

          With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within a specified period following any resignation or removal, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                         DESCRIPTION OF THE SECURITIES

General

          The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

          All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

          The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

          Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

          A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

          If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

          In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

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

General Payment Terms of Securities

          As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

          The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

          Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of subsequent Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

          In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

          Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

          Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

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

          As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations or security interests in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations or describe such security interest.

Master Trusts

          As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a " Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

          Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

          Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the Supplement to the related Master Trust Agreement and issue the Securities of such new series.

Book-Entry Registration

          As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency"
registered pursuant to Section 17A of the Exchange Act.   DTC was created to
hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

          The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting
DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

          DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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

          CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System (" Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related

Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

          As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

          Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

          Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

          With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

          (i) the amount of the distribution with respect to each class of Securities;

          (ii)   the amount of such distribution allocable to principal;

          (iii)  the amount of such distribution allocable to interest;

          (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

          (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

          (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

          Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                      DESCRIPTION OF THE TRUST AGREEMENTS

          The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

          On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables or a security interest therein from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

          As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor or the related Originator of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Accounts

          With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

          Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

          For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

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

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. " Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

          To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

The Servicer

          The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

          Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.

Servicing Procedures

          Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, and, to the extent described in the related Prospectus Supplement, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

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

          The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

          With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

          As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

          Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

          The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

          With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

          With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

          The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

          The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

          Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Remittance Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities -- Reports to Securityholders".

Evidence as to Compliance

          Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

          Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain " Servicer Defaults" (as defined below) under the related Trust Agreement.

          Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

          Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

          Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

          Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

Servicer Default

          Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than two (2) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for a period not to exceed greater than one hundred and twenty (120) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or other Person permitted to provide notice under the Trust Agreement or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An " Insolvency Event" shall mean financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

          Except as otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

          With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

          To the extent provided in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. To the extent provided in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Matters

          Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

          With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

          If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

          As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

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

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

          The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account.

Security Interests in the Financed Vehicles

          General

          Retail installment sale contracts and note and security agreements such as the Receivables evidence the credit sale of or indebtedness incurred to acquire automobiles and light duty trucks by dealers to consumers. The contracts and agreements also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

          Unless otherwise specified in the related Prospectus Supplement, all of the Contracts acquired from Originators name the related Originator as obligee or assignee and as the secured party. As specified in the related Prospectus Supplement, the related Originator will represent that it has taken all actions necessary under the laws of the state in which the related Vehicles are titled to perfect its security interest in such Vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

          Perfection

          Pursuant to the related Receivables Acquisition Agreement, the Originator will sell and assign or, if so specified in the related Prospectus Supplement, either sell and assign or pledge the Receivables and its security interests in the Vehicles to the Depositor and, pursuant to the related Trust Agreement, the Depositor will assign to the Trustee the Receivables and its interest in the Originator's security interests in the Financed Vehicles.
Unless specified in the related Prospectus Supplement, because of the administrative burden and expense, none of the Depositor, the related Servicer nor the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each related Prospectus Supplement will specify the UCC financing statements to be filed in order to perfect the transfer to the Depositor of the

Receivables and the transfer to the Trustee of the Receivables. Further, although neither the Depositor nor the Trustee will rely on possession of the Receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the Vehicles, the Trustee, if so specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

          A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the related Originators of their interests in the Receivables to the Depositor under the related Receivables Acquisition Agreement, and the assignment by the Depositor of its interest in the Receivables to the Trustee under the related Trust Agreement are effective conveyances of the respective security interests of the related Originators and the Depositor in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Depositor will succeed to the related Originator's rights as secured party and the Trustee will succeed to the Depositor's rights as secured party.

          Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In each Receivables Acquisition Agreement, the related Originators will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the related Originator failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the related Originator's representations and warranties under the related Receivables Acquisition Agreement. Accordingly, pursuant to the related Receivables Acquisition Agreement, the related Originators would be required to repurchase such Receivables in each case unless the breach were cured.

          Continuity of Perfection

          Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract or note and security agreement to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

          Priority of Certain Liens Arising by Operation of Law

          Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related Originators will represent and warrant to the Depositor and the Issuer in the related Receivables Acquisition Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the related Originator's repurchase obligation under the related Receivables Acquisition Agreement.

Repossession

          In the event of default by an Obligor, the holder of the related retail installment sale contract or note and security agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

          The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

          The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price of less than specified amounts. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

          The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

          Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the related Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

          Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and may create an obligation of the related Originator and the Depositor to repurchase such Receivable unless the breach were cured.

          Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

          As specified in the related Prospectus Supplement, the related Originators will represent and warrant under the related Receivables Acquisition Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Receivables Acquisition Agreement and would create an obligation of the related Originators to repurchase such Receivable unless the breach were cured.

Other Limitations

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.

                          CERTAIN TAX CONSIDERATIONS

          The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             ERISA CONSIDERATIONS

          The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

          The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

          The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

               1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

               2. By placements by the Depositor with institutional investors through dealers;

               3. By direct placements by the Depositor with institutional investors; and

               4.  By competitive bid.

          In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

          If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

          In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

          It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

          The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

          Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL OPINIONS

          Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Mayer, Brown & Platt, Chicago, Illinois, or other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

          A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

          A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                            ADDITIONAL INFORMATION

          This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

          Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities...................................................         8
APR..................................................................    12, 25
Cede.................................................................        15
CEDEL Participants...................................................        34
Certificates.........................................................      1, 5
Class................................................................         2
Collection Account...................................................        37
Collection Period....................................................        39
Commission...........................................................         2
Contracts............................................................      1, 5
Cooperative..........................................................        34
Credit Enhancement...................................................        23
Credit Enhancer......................................................        23
Debt Securities......................................................        17
Debtors..............................................................        20
Definitive Securities................................................        35
Depositaries.........................................................        32
Depositor............................................................     4, 28
Direct Participants..................................................        22
Discounted Contract Balance..........................................        14
Distribution Account.................................................        37
DTC..................................................................        15
Eligible Deposit Account.............................................        38
Eligible Institution.................................................        38
Eligible Investments.................................................        38
Equity Certificates..................................................        10
ERISA................................................................        17
Euroclear Operator...................................................        34
Euroclear Participants...............................................        34
Exchange Act.........................................................     3, 17
Finance Subsidiary...................................................        20
Fixed Income Securities..............................................         7
FTC Rule.............................................................        48
Grantor Trust Securities.............................................        17
Indenture............................................................         6
Indenture Trustee....................................................         6
Indirect Participants................................................        22
Insolvency Event.....................................................        42
Insolvency Laws......................................................        20
Interest Rate........................................................      2, 7
Investment Company Act...............................................        10
Investment Earnings..................................................        38
Issuer...............................................................  1, 4, 25
Master Trust.........................................................        10

Master Trust Agreement...............................................        10
Master Trust New Issuance............................................        31
Notes................................................................      1, 5
Originator...........................................................      2, 4
Participants.........................................................        32
Partnership Interests................................................        17
Pass-Through Rate....................................................         2
Payment Date.........................................................         8
Policy...............................................................      1, 5
Pool Balance.........................................................        28
Pool Factor..........................................................        28
Pooling Agreement....................................................         6
Pre-Funding Account..................................................        14
Pre-Funding Period...................................................        14
Prepayment...........................................................        23
Prospectus Supplement................................................         1
Ratings Effect.......................................................    22, 32
Receivables..........................................................      1, 5
Receivables Acquisition Agreement....................................        24
Record Date..........................................................         8
Registration Statement...............................................         2
Remittance Period....................................................         9
Rule of 78s..........................................................        12
Rules................................................................        33
Securities...........................................................         1
Securities Act.......................................................         2
Security Insurer.....................................................        15
Securityholders......................................................         8
Senior Securities....................................................         8
Servicer.............................................................         2
Servicer Default.....................................................        41
Servicing Agreement..................................................         6
Servicing Fee........................................................        39
Servicing Fee Rate...................................................        39
Strip Securities.....................................................         7
Sub-Servicer.........................................................         4
Subordinate Securities...............................................         8
Subsequent Receivables...............................................        14
Terms and Conditions.................................................        35
Transferor...........................................................         4
Trust................................................................      1, 4
Trust Accounts.......................................................        38
Trust Agreement......................................................         6
Trust Fund...........................................................      1, 5
Trustee..............................................................         6
Vehicles.............................................................      1, 5
VSI Insurance Policy.................................................        21

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 You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any states where it is not permitted.

                               -----------------


[LOGO OF PEOPLE FIRST.COM]

                           PeopleFirst Finance, LLC
                            Originator and Servicer

                             Prudential Securities
                         Secured Financing Corporation
                                   Depositor

                               -----------------

Dealer Prospectus Delivery Obligation. Until February 15, 2000 all dealers that effect transactions in these Securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                             PeopleFirst.com Auto
                               Receivables Owner
                                 Trust 1999-1

                                 $116,000,000

                              Asset-Backed Notes,
                                 Series 1999-1

                          --------------------------

                             PROSPECTUS SUPPLEMENT

                          --------------------------

                             Prudential Securities

                               Barclays Capital

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